UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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NORTHFIELD BANCORP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
Proxy Statement
REVOCATION OF PROXIES
VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
DIRECTOR COMPENSATION
EXECUTIVE COMPENSATION
NORTHFIELD BANCORP, INC. 2008 EQUITY INCENTIVE PLAN
OTHER INFORMATION
STOCKHOLDER PROPOSALS
ADVANCED NOTICE OF BUSINESS TO BE CONDUCTED AT AN ANNUAL MEETING OF STOCKHOLDERS

November 12, 2008
Dear Fellow Stockholder:
     We cordially invite you to attend a Special Meeting of Stockholders of Northfield Bancorp, Inc., the parent company of Northfield Bank. The Special Meeting will be held at the Woodbridge Hotel & Conference Center, located at 515 Route 1 South & Gill Lane, Iselin, New Jersey 08830, at 4:00 p.m., local time, on December 17, 2008.
     The enclosed Notice of Special Meeting and Proxy Statement describe the formal business to be transacted. The business to be conducted at the Special Meeting is the approval of our 2008 Equity Incentive Plan.
     Our Board of Directors has determined that the approval of the 2008 Equity Incentive Plan is in the best interests of Northfield Bancorp, Inc. and its stockholders. For the reasons set forth in the Proxy Statement, the Board of Directors unanimously recommends a vote “FOR” the approval of the 2008 Equity Incentive Plan.
     On behalf of the Board of Directors, please take a moment now to complete, sign, date, and return the proxy card in the postage-paid envelope provided. Voting in advance of the Special Meeting will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the Special Meeting.

Sincerely,

John W. Alexander
Chairman of the Board,
President and Chief Executive Officer

NORTHFIELD BANCORP, INC.
1410 St. Georges Avenue
Avenel, New Jersey 07001
(732) 499-7200
NOTICE OF
SPECIAL MEETING OF STOCKHOLDERS
To Be Held On December 17, 2008
     Notice is hereby given that a Special Meeting of Stockholders of Northfield Bancorp, Inc. will be held at the Woodbridge Hotel & Conference Center, located at 515 Route 1 South & Gill Lane, Iselin, New Jersey 08830, at 4:00 p.m., local time, on December 17, 2008.
     A Proxy Card and a Proxy Statement for the Meeting are enclosed.
     The Meeting is for the purpose of considering and acting upon the approval of the Northfield Bancorp, Inc. 2008 Equity Incentive Plan and such other matters as may properly come before the Meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Meeting.
     Any action may be taken on the foregoing proposal at the Meeting on the date specified above, or on any date or dates to which the Meeting may be adjourned. Stockholders of record at the close of business on October 27, 2008, are the stockholders entitled to vote at the Meeting, and any adjournments thereof.
     EVEN IF YOU PLAN TO ATTEND THE MEETING, YOU MAY CHOOSE TO VOTE YOUR SHARES BY SIGNING, DATING, AND RETURNING THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY THAT YOU GIVE MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED. YOU MAY REVOKE A PROXY BY FILING, WITH THE SECRETARY OF NORTHFIELD BANCORP, INC., A WRITTEN REVOCATION, OR A DULY EXECUTED PROXY BEARING A LATER DATE. IF YOU ATTEND THE MEETING YOU MAY REVOKE YOUR PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE MEETING. HOWEVER, IF YOUR SHARES ARE NOT REGISTERED IN YOUR NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM THE RECORD HOLDER TO VOTE PERSONALLY AT THE MEETING.

By Order of the Board of Directors

Madeline G. Frank
Senior Vice President, Corporate Secretary
Avenel, New Jersey
November 12, 2008

A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

Proxy Statement
NORTHFIELD BANCORP, INC.
1410 St. Georges Avenue
Avenel, New Jersey 07001
(732) 499-7200
SPECIAL MEETING OF STOCKHOLDERS
December 17, 2008
     This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Northfield Bancorp, Inc. to be used at the Special Meeting of Stockholders of Northfield Bancorp, Inc. (the “Company”), which will be held at the Woodbridge Hotel & Conference Center, located at 515 Route 1 South & Gill Lane, Iselin, New Jersey 08830, at 4:00 p.m., local time, on December 17, 2008, and all adjournments of the Special Meeting. The accompanying Notice of Special Meeting of Stockholders and this Proxy Statement are first being mailed to stockholders on or about November 12, 2008.
REVOCATION OF PROXIES
     Stockholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the Special Meeting and all adjournments thereof. Proxies solicited on behalf of our Board of Directors will be voted in accordance with the directions given thereon. You may vote by signing and returning your Proxy Card to Northfield Bancorp, Inc. Proxies we receive that are signed, but contain no instructions for voting, will be voted “FOR” the proposals set forth in this Proxy Statement for consideration at the Special Meeting.
     Proxies may be revoked by sending written notice of revocation to the Corporate Secretary of Northfield Bancorp, Inc., Madeline G. Frank, at the address shown above, or by returning a duly executed proxy bearing a later date by mail as described on your Proxy Card. The presence at the special meeting of any stockholder who had given a proxy shall not revoke such proxy unless the stockholder delivers his or her ballot in person at the special meeting or delivers a written revocation to the Secretary prior to the voting of such proxy.
VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
     Holders of record of our shares of common stock, par value $0.01 per share, as of the close of business on October 27, 2008, are entitled to one vote for each share then held. As of October 27, 2008, there were 44,803,061 shares of common stock issued and outstanding. The presence in person or by proxy of a majority of the outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the special meeting. Abstentions and broker non-votes will be counted for purposes of determining that a quorum is present.
     As to the approval of the Northfield Bancorp, Inc. 2008 Equity Incentive Plan, by checking the appropriate box, a stockholder may: (i) vote FOR the approval; (ii) vote AGAINST the approval; or (iii) ABSTAIN from voting on such approval. Approval of the 2008 Equity Incentive Plan requires the affirmative vote of: (i) a majority of the shares represented at the meeting and entitled to be voted at the meeting, and (ii) a majority of the votes cast at the meeting, in person or by proxy, by stockholders other than our mutual holding company, Northfield Bancorp, MHC. For purposes of the vote required in clause (i) above, abstentions will be treated as represented at the meeting and entitled to be voted at the meeting, and will have the same effect as a vote against approval of the plan. For purposes of the vote required in clause (ii) above, abstentions and broker non-votes are not considered votes cast.
     The following table contains certain information regarding the beneficial ownership of the shares of our common stock as of October 27, 2008 (unless otherwise noted), by: (a) our named executive officers (as disclosed in our proxy statement for our 2008 annual meeting of stockholders); (b) our directors; (c) each other person (and such person’s address) who is known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock (based on information filed with the Securities and Exchange Commission); and (d) our executive officers and directors as a group. The persons named in the table, except as otherwise described in the notes below, have sole voting power and sole investment power with respect to all shares of our common stock set forth opposite their respective names.

	Number of Shares of Common
Name and Address of Beneficial Owner	Stock Beneficially Owned (1)		Percent of Class
Northfield Bancorp, MHC, 1731 Victory Boulevard	24,641,684		55.00%
Staten Island, New York 10314
John W. Alexander	118,336	(2)	*
Stanley A. Applebaum	32,500	(3)	*
John R. Bowen	15,495	(4)	*
Annette Catino	41,871	(5)	*
Gil Chapman	20,000	(6)	*
John P. Connors, Jr.	15,535	(7)	*
John J. DePierro	9,392	(8)	*
Susan Lamberti	30,000	(9)	*
Albert J. Regen	50,261	(10)	*
Patrick E. Scura, Jr.	32,500		*
Kenneth J. Doherty	50,419	(11)	*
Madeline G. Frank	28,664	(12)	*
Steven M. Klein	37,431	(13)	*
Michael J. Widmer	37,991	(14)	*
Northfield Bancorp, MHC, and all directors and executive officers of Northfield Bancorp, Inc. and Northfield Bank as a group (14 directors and executive officers) (15)	25,162,079		56.16%

*	Less than 1%.

(1)	In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, a person is deemed to be the beneficial owner for purposes of this table, of any shares of common stock if he has shared voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from the date as of which beneficial ownership is being determined. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares, and includes all shares held directly as well as by spouses and minor children, in trust and other indirect ownership, over which shares the named individuals effectively exercise sole or shared voting or investment power.

(2)	Includes 9,130 shares held jointly with Mr. Alexander’s spouse, 18,625 shares held in Mr. Alexander’s IRA accounts, 63,445 shares held by Mr. Alexander’s spouse, 10,000 shares held in Northfield Bank’s 401(k) Plan, and 2,135.578 shares allocated to Mr. Alexander under Northfield Bank’s ESOP.

(3)	Includes 10,000 shares held in Mr. Applebaum’s IRA account, 15,000 shares held jointly with Mr. Applebaum’s spouse, and 7,500 shares held by Mr. Applebaum’s spouse.

(4)	Includes 5,667 shares held in Mr. Bowen’s IRA account, 3,673 shares held by Mr. Bowen’s spouse, and 6,155 shares held in Northfield Bancorp Inc.’s 401(k) Plan.

(5)	Includes 34,771 shares held jointly with Ms. Catino’s spouse, 7,000 shares held in Ms. Catino’s IRA account, and 100 shares held in Ms. Catino’s SEP account.

(6)	All shares held jointly with Mr. Chapman’s spouse.

(7)	Includes 13,197 shares held in Mr. Connors’ IRA accounts, 1,738 shares held jointly with Mr. Connors’ spouse, and 600 shares held by Mr. Connors’ spouse.

(8)	Includes 5,392 shares held jointly with Mr. DePierro’s spouse.

(9)	All shares held jointly with Ms. Lamberti’s spouse.

(10)	Includes 12,200 shares held jointly with Mr. Regen’s spouse and 14,682 shares held by Mr. Regen’s spouse.

(11)	Includes 18,366 shares held jointly with Mr. Doherty’s spouse, 1,549 shares held as custodian for Mr. Doherty’s child, 3,368 shares held by Mr. Doherty’s spouse, 25,000 shares held in Northfield Bank’s 401(k) Plan, and 2,135.578 shares allocated to Mr. Doherty under Northfield Bank’s ESOP.

(12)	Includes 2,050 shares held by Ms. Frank’s child, 15,000 shares held in Northfield Bank’s 401(k) Plan, and 1,613.547 shares allocated to Ms. Frank under Northfield Bank’s ESOP.

(13)	Includes 25,000 shares held in Northfield Bank’s 401(k) Plan and 2,135.578 shares allocated to Mr. Klein under Northfield Bank’s ESOP.

(14)	Includes 10,000 shares held jointly with Mr. Widmer’s spouse, 6,700 shares held by Mr. Widmer’s spouse, 4,203 shares held in Mr. Widmer’s IRA account, 15,000 shares held in Northfield Bank’s 401(k) Plan, and 2,088.118 shares allocated to Mr. Widmer under Northfield Bank’s ESOP.

(15)	Includes shares of common stock held by Northfield Bancorp, MHC, of which our directors are also trustees. Excluding shares of common stock held by Northfield Bancorp, MHC, directors and executive officers beneficially owned 520,395 shares of common stock, or 1.16% of the outstanding shares.
DIRECTOR COMPENSATION
     On an annual basis, director compensation is reviewed by the Compensation Committee, in consultation with the Nominating and Corporate Governance Committee. The Compensation Committee considers, among other things, the size and complexity of the Company, as well as the responsibilities, marketplace availability of necessary skill sets, and the time commitment necessary for the Board, its committees, and its committee chairs, to adequately discharge their oversight role and responsibilities. The Compensation Committee utilizes available survey data and the assistance of a third-party compensation consultant, regarding director compensation at other comparable financial institutions as part of this process.
     In 2007, the Compensation Committee utilized a third-party compensation consultant to assist the Committee in its evaluation of the components and competitiveness of the Company’s director compensation. Based upon this evaluation, the Committee concluded that the components and level of director compensation for 2007 were competitive and no change to 2007 director compensation was deemed necessary. The Compensation Committee also recommended no change to cash compensation for 2008. Directors who are also employees of the Company receive no additional compensation for service as a director.
     The following table sets forth the Director and committee fee structure for the Board and its standing committees (all of which were due and payable in cash) for the year ended December 31, 2007. Attendance fees, and one-fourth of any annual retainer, are paid on a quarterly basis, in arrears, unless a director elects to have such fees or a portion thereof, deferred under our non-qualified deferred compensation plan, described below.

		Nominating and
	Board	Corporate	Compensation	Audit
	of Directors	Governance	Committee	Committee
Annual Retainer	$30,000	—	—	—

Annual Retainer-Chair	—	$3,000	$4,000	$6,000

Per Meeting Attendance Fee	$1,250	$850	$850	$1,250
All other committees of the Board receive, in cash, an $850 per meeting attendance fee and an annual committee chair retainer of $3,000. Commencing in 2008, we established an annual retainer for our lead director, John J. DePierro, of $3,000.
     The following table sets forth for the year ended December 31, 2007, certain information as to the total remuneration we paid our directors. Mr. Alexander does not receive separate compensation for his service as a director. The “Non-equity incentive plan compensation,” “Stock awards,” “Option awards,” “Change in pension value and nonqualified deferred compensation earnings” and “All other compensation” columns have been omitted from the table because no director earned any compensation during the year ended December 31, 2007, of a type required to be disclosed in those columns.

Director Compensation Table For the Year Ended December 31, 2007
	Fees earned or paid in
Name	cash ($)	Total ($)
Stanley A. Applebaum (1)	59,750	59,750
John R. Bowen	65,400	65,400
Annette Catino	81,150	81,150
Gil Chapman	74,350	74,350
John P. Connors, Jr. (1)	59,350	59,350
John J. DePierro	74,150	74,150
Susan Lamberti	66,300	66,300
Albert J. Regen	61,900	61,900
Patrick E. Scura, Jr.	82,250	82,250

(1)	During 2007, Messrs. Applebaum and Connors provided legal services to or for the benefit of Northfield Bank. See “Transactions With Certain Related Persons” for a discussion of fees received for legal services provided in 2007.

EXECUTIVE COMPENSATION
Compensation Committee Report
     The Compensation Committee has reviewed and discussed the section entitled “Compensation Discussion and Analysis” included in this proxy statement with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in our Proxy Statement. The members of the Compensation Committee are: Annette Catino, who serves as Chairman; Gil Chapman; John J. DePierro; and Patrick E. Scura.
Compensation Discussion and Analysis
     This discussion and analysis addresses compensation for 2007 for our named executive officers: John W. Alexander, Chairman, President and Chief Executive Officer; Steven M. Klein, Executive Vice President and Chief Financial Officer; Kenneth J. Doherty, Executive Vice President and Chief Lending Officer; Michael J. Widmer, Executive Vice President of Operations; and Madeline G. Frank, Senior Vice President and Corporate Secretary. These five executives are referred to in this discussion as the “Named Executive Officers.”
     Role of the Compensation Committee. The Compensation Committee of the Board of Directors is responsible for overseeing and making recommendations to the full Board of Directors with respect to the compensation of the Named Executive Officers, including the Chief Executive Officer. As part of these duties, the Committee administers the Company’s cash incentive compensation plan and conducts an annual performance review of the Chief Executive Officer and, in consultation with the Chief Executive Officer, reviews the performance of the other Named Executive Officers. The Board of Directors has ultimate authority to ratify the compensation of all Named Executive Officers, including the Chief Executive Officer.
     The Compensation Committee also reviews, oversees, and approves the management and implementation of Northfield Bank’s employee benefit plans. The Committee has a formal charter that describes the Committee’s scope of authority and its duties.
     The Compensation Committee consists of four Directors, all of whom are “independent” as set forth in the listing requirements for Nasdaq securities. The Nominating and Corporate Governance Committee of the Board of Directors evaluates the independence of Committee members at least annually, using the standards contained in Rule 4200. This evaluation, and the determination that each member of the Committee is independent, was most recently made in March 2008.
     Role of Executives in Committee Activities. The executive officers who serve as a resource to the Compensation Committee are the Chief Executive Officer, the Chief Financial Officer, and the Director of Human Resources. Executives provide the Compensation Committee with input regarding Northfield Bank’s employee compensation philosophy, processes, and decisions for employees other than Named Executive Officers. This communication assists in the design and alignment of incentive programs throughout the Company. In addition to providing factual information such as company-wide performance on relevant measures, these executives articulate management’s views on current compensation programs and processes, recommend relevant performance measures to be used for future evaluations, and otherwise supply information to assist the Compensation Committee. The Chief Executive Officer also provides information about individual performance assessments for the other Named Executive Officers, and expresses to the Compensation Committee his views on the appropriate levels of compensation for the other Named Executive Officers for the ensuing year. At the request of the Compensation Committee, the Chief Financial Officer communicates directly with third-party consultants, providing third-party consultants with Company-specific data and information, and assisting in the evaluation of the estimated financial impact regarding any proposed changes to the various components of compensation.
     Executives participate in Committee activities purely in an informational and advisory capacity and have no vote in the Committee’s decision-making process. The Chief Executive Officer and Chief Financial Officer do not attend those portions of Compensation Committee meetings during which their performance is evaluated or their compensation is being determined. No executive officer other than the Chief Executive Officer attends those portions of Compensation Committee meetings during which the performance of the other Named Executive Officers is evaluated or their compensation is being determined. In addition, the Compensation Committee meets in executive session as appropriate.
     Use of Consultants. The Compensation Committee periodically engages independent compensation consultants to assist it in the compensation process for Named Executive Officers. The consultants are retained by and report directly to the Compensation Committee. The Compensation Committee places no restrictions on consultants within the scope of contracted services and such consultants are not engaged by management for any purpose. The consultants provide expertise and information about competitive trends in the employment marketplace, including established and emerging compensation practices at other companies. The consultants also provide proxy statement and survey data, and assist in assembling relevant comparison groups for various purposes and establishing benchmarks for base salary and cash incentives from the comparison group proxy statement and survey data. The Committee engaged the firm of Mercer Human Resource Consulting LLC to serve as its independent compensation consultant in 2006 to assist the Committee in determining the Named Executive Officers’ salary and cash incentive targets for 2007.
     In the second quarter of 2007, in consideration of the Company’s announced initial public offering, the Compensation Committee reassessed the Company’s consulting requirements, and interviewed independent third-party compensation consultant candidates. Based upon the Committee’s evaluation of, among other things, the candidates’ experience with public companies, especially initial public offerings of holding companies that were mutually owned, available consultant resources, and Company time requirements, the Compensation Committee engaged the firm of Pearl Meyer & Partners to evaluate the Company’s compensation program for Named Executive Officers, including 2007 base salary and cash incentive compensation previously established by the Compensation Committee. The Compensation Committee also engages the firm of Luse Gorman Pomerenk & Schick, P.C., primarily to provide legal consultation and assistance related to developing legal documents, including proxy-related materials, executive employment contracts and benefit plan documents.
     Compensation Objectives and Philosophy. The overall objectives of the Company’s compensation program are to retain, motivate, and reward employees and officers (including the Named Executive Officers) for performance, and to provide competitive compensation to attract talent to the Company. The methods used to achieve these goals for Named Executive Officers are strongly influenced by the compensation and employment practices of our competitors within the financial services industry, and elsewhere in the marketplace, for executive talent. Other considerations include each Named Executive Officer’s individual performance in achieving both financial and non-financial corporate goals.
     Our compensation program is designed to reward the Named Executive Officers based on their level of assigned management responsibilities, individual experience and performance levels, and knowledge of our Company. The creation of long-term value is highly dependent on the development and effective execution of our business strategy by our executive officers.
     Factors that influence the design of our executive compensation program include consideration that:
•	we operate in a highly regulated industry. We value industry-specific experience that promotes a safe and sound operation of Northfield Bank;

•	we value executives with sufficient experience in our markets relating to the behavior of our customers, products, and investments in various phases of the economic cycle;

•	we operate in interest rate and credit markets that are often volatile. We value disciplined decision-making that respects our business plan but adapts quickly to change; and

•	we value the retention and development of performing incumbent executives. Recruitment of executives can have substantial monetary costs, unpredictable outcomes, and a disruptive effect on our operations.

     Our current compensation program for our Named Executive Officers includes two key components. The first component is base salary, which is designed to provide a reasonable level of predictable income commensurate with market standards of the position held. The second component is annual cash incentives, which are shorter-term in nature and are designed to motivate our executives to meet or exceed annual performance goals that are detailed in our cash incentive plan and focused on the strategic objectives of the Company. The Compensation Committee also reviews benefits and perquisites provided to the Named Executive Officers to ensure that such benefits and perquisites are competitive and appropriate for the role and responsibilities of the Named Executive Officers.
     Prior to the completion of the Company’s stock offering in November 2007, the Company was mutually owned and subject to certain limitations on the components of compensation. The Company did not have available equity compensation and the components of cash compensation were restricted by Northfield Bank’s state banking regulator. Prior to Northfield Bank converting to a federally-chartered savings bank in November 2007, cash incentive compensation was limited to 25% of base salary for bank employees who also served on the Board of Directors. The Company’s Chief Executive Officer was subject to this limitation. The Compensation Committee sought to align the cash incentive award plan for Named Executive Officers and worked within this limitation for all other Named Executive Officers in 2007.
     Assembling the Components of 2007 Compensation. The Compensation Committee analyzes the level and relative mix of each of the principal components (base salary and annual cash incentives) of the compensation program for Named Executive Officers. The Chief Executive Officer also makes recommendations to the Committee relating to compensation to be paid to the Named Executive Officers other than himself. Based on this analysis, the Compensation Committee approves, and the full Board of Directors ratifies, each Named Executive Officer’s compensation.
     The Compensation Committee seeks to create what it believes is an appropriate mix of base salary and short-term annual cash incentives in delivering the Named Executive Officers’ total cash compensation. These components are evaluated in relation to benchmark data derived from information reported in publicly-available proxy statements and from market survey data.
     Base salary is designed to provide a reasonable level of predictable income commensurate with market standards of the position held adjusted for specific job responsibilities assigned, individual experience, and demonstrated performance. Named Executive Officers are eligible for periodic adjustments in their base salary as a result of individual performance, updated market analysis or significant changes in their duties and responsibilities. The Compensation Committee annually reviews and approves any base salary changes for Named Executive Officers, including our Chief Executive Officer.
     In the fourth quarter of 2006, the Compensation Committee evaluated the total cash compensation of our Chief Executive Officer and other Named Executive Officers. The Compensation Committee reviewed peer proxy and survey data provided by Mercer Human Resource Consulting LLC and formulated a recommendation for the base salary for each Named Executive Officer’s compensation in relation to that information. For 2007, the total cash compensation for the Named Executive Officers was targeted using approximately the 65th percentile of the peer proxy and survey data. This target was established based on the recent financial performance of Northfield Bank, each Named Executive Officer’s estimated value in the marketplace, and the Committee’s view of each Named Executive Officers’ critical role in the future success of the Company. Deviations from the 65th percentile target are reflective of an executive’s experience and specific responsibilities in our organization. No adjustments were made from the 65th percentile total cash compensation targets for Mr. Alexander, Mr. Klein, Mr. Doherty, and Ms. Frank. Mr. Widmer’s total targeted cash compensation was increased by approximately 15% from the 65th percentile target in consideration of his role and responsibilities in the Company.

     In the second quarter of 2006, the Compensation Committee selected the following companies for use in benchmarking Mr. Alexander’s (and the other Named Executive Officers’) 2007 compensation package:

Capital Crossing Bank	Provident New York Bancorp
Center Bancorp, Inc.	State Bancorp, Inc.
Century Bancorp, Inc.	Sterling Financial Corporation
Dime Community Bancshares, Inc.	Suffolk Bancorp
Flushing Financial Corporation	The First of Long Island Corporation
Intervest Bancshares Corporation	TrustCo Bank Corp NY
OceanFirst Financial Corp, Inc.	Westfield Financial, Inc.
PennFed Financial Services, Inc.
     The companies in this group are all in the financial services industry. They were selected primarily on the basis of asset size, geography, and product and service offerings. Compensation information for companies included in the proxy peer group was obtained by Mercer Human Resource Consulting LLC by reviewing publicly available proxy statements and other relevant filings made with securities regulatory authorities.
     Based upon the peer proxy and survey data, the Compensation Committee targeted 2007 total cash compensation for Mr. Alexander, Mr. Klein, Mr. Doherty, Mr. Widmer and Ms. Frank at $900,000, $360,000, $336,000, $264,000, and $204,000, respectively. The Compensation Committee then evaluated the mix of total cash compensation between base salary and incentive compensation. As a mutual organization competing against public companies for executive talent, and working within the 25% maximum limitation established on incentive cash compensation as a percentage of base salary, the Compensation Committee placed greater focus on base salary to motivate and retain executive talent. For 2007, the Compensation Committee set the cash incentive compensation target at 20% of base salary for each Named Executive Officer.
     Based upon the 20% incentive cash compensation target, the Compensation Committee established the 2007 base salaries of Mr. Alexander, Mr. Klein, Mr. Doherty, Mr. Widmer, and Ms. Frank at $750,000, $300,000, $280,000, $220,000, and $170,000, respectively. The 2007 base salaries represented a percentage increase of 11%, 45%, 32%, 25%, and 9%, respectively, from the 2006 base salary levels. The percentage increases in 2007 base salaries were primarily a function of the Company’s adjustment to current market cash compensation levels based upon peer proxy and survey data, and the limitation of the percentage of total cash compensation that could be in the form of incentive compensation.
     The process of assembling target total cash compensation packages for the Named Executive Officers is forward-looking in nature. The at-risk annual incentive cash award component is based on the expectation that target levels of performance will be achieved over the following year. Actual performance over the applicable measurement period may exceed or fall short of the targets resulting in the Named Executive Officer receiving an annual incentive cash award that is above or below the initial targeted level. Annual incentive cash awards granted in prior years are not taken into account by the Compensation Committee in the process of setting incentive compensation targets for the current year. The Committee believes that doing so would be inconsistent with the underlying reasons for the use of at-risk compensation. If current-year awards were increased to make up for below-target performance in prior years or decreased to account for above-target performance in prior years, the Committee would be diluting or eliminating the link between performance and reward.
     The Compensation Committee considers, but does not give undue weight to, the tax treatment of each component of compensation. Under Section 162(m) of the Internal Revenue Code, annual compensation paid to a Named Executive Officer is not deductible if it exceeds $1 million unless it qualifies as “performance-based compensation” as defined in the Internal Revenue Code and related tax regulations. Base salary is not a form of performance-based compensation. Many fringe benefits and perquisites also do not qualify as performance-based compensation. Annual incentive cash awards may qualify as a form of performance-based compensation under the income tax regulations. In 2007 and for prior years, as a mutual organization, we have not been subject to tax deduction limitations under Section 162(m).

     In the second quarter of 2007, in connection with the adoption of the Company’s stock issuance plan, the Compensation Committee engaged Pearl Meyer & Partners to assist it in evaluating its executive compensation program. Based upon this evaluation, which included a review of updated peer proxy and survey data provided by Pearl Meyer & Partners, the Compensation Committee recommended to the Board of Directors that our current compensation program and related base salary compensation levels remain unchanged for all Named Executive Officers until equity benefit plans, other than the Employee Stock Ownership Plan, are evaluated.
     The Compensation Committee also reviewed the 2007 cash incentive compensation targets previously established in 2006, and reduced the targeted cash incentive award from 20% of base salary to 10% of base salary, for each Named Executive Officer. The target was reduced based upon current proxy and survey data, the Compensation Committee’s objective of managing total cash compensation, and the recognition of potential future equity awards. Of the total targeted 10% cash incentive award, 70% (i.e., 7% of base salary) was a “base award” which would be earned based upon the achievement of a Company-wide performance measure. In consideration of the Company’s stock offering and the effort and time necessary to effectively deploy the Company’s capital, the Compensation Committee established the achievement of at least 90% of budgeted net income, as approved by the Board of Directors, as the Company-wide performance measure for determining payment of the “base award.”
     For purposes of the “individual awards,” each Named Executive Officer, including the Chief Executive Officer, was also evaluated on several individual performance measures set by the Compensation Committee that relate to the strategic business objectives of the Company. The degree to which a Named Executive Officer satisfied these individualized measures was taken into account in determining the amount to be paid out to that executive as an “individual award.” The remaining 30% of the total targeted 10% cash award (i.e., 3% of base salary) was established as an “individual award” target for 2007 for each Named Executive Officer.
     For purposes of the “individual awards,” the primary goals for Mr. Alexander and the other Named Executive Officers were: successful removal of the regulatory agreement entered into with the Federal Deposit Insurance Corporation and the New York State Banking Department; successful completion of the stock issuance plan; and formalization of a strategic business plan. The degree to which Mr. Alexander and the other Named Executive Officers satisfied these individualized measures was taken into account in determining the amount to be paid out as their “individual award.”
     After the conclusion of the year, actual performance was evaluated against the Company-wide performance measure. The results of that comparison were used to calculate the amount of “base award” earned. The Chief Executive Officer may suggest that the Committee consider adjustments to reported earnings that are designed to eliminate the effects of extraordinary or unusual events. Some events for which these kinds of adjustments are made do recur from time to time, but are nevertheless considered to be extraneous to the conduct of normal day-to-day banking business.
     In February 2008, the Compensation Committee evaluated achievement of the “base award” criteria of net income of at least 90% of budgeted net income, as approved by the Board of Directors. The Compensation Committee eliminated the effect of the initial public offering on the reported financial results and certain income tax items, primarily related to the completion of a tax audit by the state of New York. Based on the Company’s 2007 performance, the specified performance target measure was achieved and the Compensation Committee determined that the “base award” was earned by Mr. Alexander and the other Named Executive Officers.
     Mr. Alexander’s attainment of his individual goals and the other Named Executive Officers’ attainment of their individual goals was evaluated by the Compensation Committee in its annual evaluation of each Named Executive Officer’s performance, and in February 2008, the Compensation Committee concluded that Mr. Alexander and the other Named Executive Officers had substantially achieved each of their individual performance goals and determined that the full “individual award” was earned by Mr. Alexander and each of the other Named Executive Officers.
     All Compensation Committee actions taken with respect to Mr. Alexander’s and the other Named Executive Officers’ compensation are reviewed and ratified by the full Board of Directors. The Committee’s recommendations regarding Mr. Alexander’s and each of the other Named Executive Officer’s 2007 base salary were approved by the full Board of Directors in December 2006. The Committee’s approval of the annual incentive cash awards for Mr. Alexander and each of the other Named Executive Officers was ratified by the full Board of Directors in February 2008.
     We also provide to our Named Executive Officers certain broad-based benefits available to all qualifying employees of the Company, as well as fringe benefits and perquisites, and restoration and other termination benefits, not generally available to all qualifying employees of the Company.
     The following summarizes the significant broad-based benefits in which the Named Executive Officers were eligible to participate in 2007:
•	a defined contribution 401(k) retirement plan and discretionary profit-sharing plan;

•	an employee stock ownership plan;

•	medical coverage (all employees share between 20% to 30% of the cost, depending on their elections);

•	pre-tax health and dependent care spending accounts; and

•	group life insurance coverage (death benefit capped at $750,000, with the value of the death benefit over $50,000 being reported as taxable income to all employees).
     Upon completion of the initial public offering on November 7, 2007, the Northfield Bank Employee Stock Ownership Plan (the “ESOP”) was established effective January 1, 2007. The ESOP allocates a certain number of shares of the Company’s common stock on an annual basis which are allocated among plan participants on the basis of eligible compensation in the year of allocation, subject to Internal Revenue Code limitations. All eligible employees, including Named Executive Officers, participate in the plan and received an allocation of common stock for 2007.
     As a newly public company, we are not permitted by our primary federal regulator (the Office of Thrift Supervision) to implement any other stock compensation plans earlier than six-months after completion of our initial public offering.
     In addition to the broad-based benefits described above, the specifically Named Executive Officers received the following fringe benefits and perquisites in 2007:
•	all Named Executive Officers may participate in a non-qualified deferred compensation plan. The plan provides restoration benefits capped under Northfield Bank’s broad-based benefits due to Internal Revenue Service salary limitations or limitations due to participation requirements under tax-qualified plans. The plan also permits elective salary and cash incentive award deferrals;

•	Messrs. Klein, Doherty, and Widmer received a monthly automobile allowance of $660;

•	all Named Executive Officers pay for and are provided with reimbursement for long-term disability insurance coverage;

•	Messrs. Alexander, Klein, Doherty, and Widmer are reimbursed for appropriate spousal expenses for attendance at business events; and

•	Messrs. Alexander, Klein, Doherty, and Widmer are provided a cellular phone allowance of $60 per month for business usage.
     The Company incurs the expense of one country club membership and related expenses for Mr. Alexander. Mr. Alexander reimburses Northfield Bank for personal expenses pertaining to club usage. In lieu of a monthly automobile allowance, Mr. Alexander receives use of an automobile (including all operating expenses) leased by Northfield Bank for business and personal use. Personal use of the automobile is reported as taxable income to Mr. Alexander. In addition, Northfield Bank pays an annual premium on a whole-life insurance policy for the benefit of Mr. Alexander.
     The Compensation Committee reviews the other components of executive compensation (broad-based benefits and executive perquisites) on an annual basis. Changes to the level or types of broad-based benefits within these categories, including considerations relating to the addition or elimination of benefits and plan design changes, are made by the Compensation Committee on an aggregate basis with respect to the group of employees entitled to those benefits, and not necessarily with reference to a particular Named Executive Officer’s compensation. Decisions about these components of compensation are made without reference to the Named Executive Officers’ salary and annual cash incentives, as they involve issues of more general application and often include consideration of trends in the industry or in the employment marketplace.
     In addition to the components of executive compensation described above, Messrs. Alexander, Klein Doherty, and Widmer are each parties to employment agreements with Northfield Bank. See “Employment Agreements” for a description of these agreements and “Potential Payments to Named Executive Officers” for information about potential payments to these individuals upon termination of their employment with Northfield Bank.
     The executive employment agreements are designed to give the Company the ability to retain the services of the designated executives while reducing, to the extent possible, unnecessary disruptions to Northfield Bank’s operations. In addition, the Compensation Committee believes that the employment agreements better align the interests of the executive with those of our stockholders. The Compensation Committee believes that these agreements allow executives to more objectively evaluate opportunities for stockholders without causing undue personal financial conflicts.
     The Compensation Committee reviewed prevailing market practices, consulted with its independent compensation consultant on the competitiveness and reasonableness of the terms of the agreements, and negotiated the agreements with the assistance of outside counsel. The Compensation Committee believes such agreements are common and necessary to retain executive talent.
     The agreements are for a three-year period, are reviewed for renewal annually by the Compensation Committee of the Board of Directors, and provide for salary and incentive cash compensation payments, as well as additional post-employment benefits, primarily health benefits, under certain conditions, as defined in the employment agreements. See “Employment Agreements” for further discussion.
     Exceptions to Usual Procedures. The Compensation Committee may recommend to the full Board of Directors that they approve the payment of special cash compensation to one or more Named Executive Officers in addition to payments approved during the normal annual compensation-setting cycle. The Committee may make such a recommendation if it believes it would be appropriate to reward one or more Named Executive Officers in recognition of contributions to a particular project, or in response to competitive and other factors that were not addressed during the normal annual compensation-setting cycle. The Compensation Committee did not make any such recommendation related to our Named Executive Officers for 2007.
     The Committee will make off-cycle compensation decisions and recommendations whenever a current employee is promoted to executive officer status, or an executive officer is hired. The Committee may depart from the compensation guidelines it would normally follow for executives in the case of outside hires.
     Committee Actions During 2007 Affecting 2008 Compensation. In the second quarter of 2007, the Compensation Committee made a determination that our Named Executive Officers’ base salaries will remain unchanged in 2008, based upon their current role and responsibilities, until equity benefit plans (other than the ESOP) are evaluated. The Compensation Committee made this determination based upon consideration of currently available proxy and survey data provided by Pearl Meyers & Partners and the opportunity to review our current compensation components to better align the interests of management with those of stockholders, given the elements of compensation that may be available in the future. In addition, in consideration of Northfield Bank’s conversion to a federal savings bank, and the elimination of the state banking regulatory limitation of cash incentive compensation for our Chief Executive Officer, the Compensation Committee reduced Mr. Alexander’s base salary to its 2006 level of $676,000. Mr. Alexander agreed to this revision and his employment agreement was modified accordingly in January 2008. In December of 2007, the Compensation Committee approved a 2008 cash incentive compensation plan, with a similar structure to our 2007 cash incentive compensation plan. The plan contains similar terms and conditions as our prior year plan with a “base award” that can be earned based upon the Company achieving at least 90% of Board approved budgeted net income before income taxes, and “individual awards” that are based on the achievement of goals aligned with the Company’s strategic objectives.
Compensation Tables
     Summary Compensation Table. The following table sets forth for the years ended December 31, 2007, and 2006, certain information as to the total remuneration we paid to Mr. Alexander, who serves as Chairman of the Board, President and Chief Executive Officer, Mr. Klein, who serves as Executive Vice President and Chief Financial Officer, and the three most highly compensated executive officers of Northfield Bancorp, Inc. or Northfield Bank other than Messrs. Alexander and Klein. The “Stock awards,” “Option awards,” and “Change in pension value and nonqualified deferred compensation earnings” columns have been omitted from the Summary Compensation Table because no listed individual earned any compensation during the years ended December 31, 2007 or 2006 of a type required to be disclosed in those columns.

Summary Compensation Table
					Non-equity
					incentive plan	All other
					compensation	compensation
Name and principal position	Year	Salary ($)	Bonus ($)		($)	($)(1)	Total ($)
John W. Alexander,	2007	750,000	—		75,000	165,896	990,896
Chairman of the Board,	2006	676,000	—		169,000	120,212	965,212
President and Chief Executive Officer

Steven M. Klein, Executive	2007	300,000	—		30,000	54,620	384,620
Vice President and Chief	2006	206,700	20,670		72,345	28,388	328,103
Financial Officer

Kenneth J. Doherty,	2007	280,000	—		28,000	52,276	360,276
Executive Vice President	2006	212,000	—		69,960	29,550	311,510
and Chief Lending Officer

Michael J. Widmer,	2007	220,000	—		22,000	43,642	285,642
Executive Vice President,	2006	176,200	100,000	(2)	137,670 (2)	27,749	441,619
Operations

Madeline G. Frank, Senior	2007	170,000	—		17,000	27,824	214,824
Vice President and	2006	156,000			39,000	16,181	211,181
Corporate Secretary
(footnotes begin on following page)

(1)	The individuals listed in this table participate in certain medical and dental coverage plans, not disclosed in the Summary Compensation Table, that are generally available to salaried employees and do not discriminate in scope, terms and operation. The amount shown for each individual for the year ended December 31, 2007 includes our direct out-of-pocket costs (reduced for Mr. Alexander, in the case of the figures shown for automobiles, by the amount that we would otherwise have paid in cash reimbursements during the year for business use) for the following items:

	Mr. Alexander	Mr. Klein	Mr. Doherty	Mr. Widmer	Ms. Frank
Employer contributions to qualified and non-qualified deferred compensation plans (including 401(k), ESOP and non-qualified deferred compensation plans)	$106,965	$42,117	$39,655	$32,770	$25,305
Life insurance premiums	38,900	1,786	2,748	1,522	2,022
Long-term disability	2,419	968	903	710	497
Automobile	5,932	7,920	7,920	7,920	—
Club dues	9,625	—	—	—	—
Travel expense for spouse to accompany on business travel	1,335	1,109	330	—	—
Cell phone reimbursement	720	720	720	720	—

Total	$165,896	$54,620	$52,276	$43,642	$27,824

(2)	Mr. Widmer and Northfield Bank entered into an employment agreement on December 31, 2002 in connection with Northfield Bancorp, Inc.’s acquisition of Liberty Bancorp, Inc. and Liberty Bank. The agreement expired on December 31, 2006. The agreement provided for a fixed bonus of $100,000 for the year ended December 31, 2006 and a performance bonus of $76,000 for the year ended December 31, 2006, if the return on average assets of the acquired assets of Liberty Bancorp, Inc., as defined in the agreement, was equal to or exceeded 0.50% in 2006. The performance target was reviewed by the Chief Executive Officer in January 2007 and it was determined that the performance target was achieved. Payment of $176,000 was made in January 2007. Bonus payments made to Mr. Widmer under his 2002 employment agreement did not affect his ability to earn either a base award or individual award under our 2006 cash incentive plan.
     Plan-Based Awards. As further discussed in “—Compensation Discussion and Analysis—Assembling the Components of 2007 Compensation,” the Company maintained a plan-based cash incentive award program for its Named Executive Officers for the year ended December 31, 2007. The Company currently has no plan-based equity incentive award programs and therefore “Outstanding Equity Awards at Fiscal Year-End” and “Option Exercises and Stock Vested” tables are not presented.
     The following table sets forth for the year ended December 31, 2007 certain information as to grants of plan-based cash awards.

Grants Of Plan-Based Awards For The Year Ended December 31, 2007
		Estimated future payouts under non-equity incentive
		plan awards
Name	Grant date	Threshold ($)	Target ($)	Maximum ($)
John W. Alexander	9/20/07	—	75,000	75,000

Steven M. Klein	9/20/07	—	30,000	30,000

Kenneth J. Doherty	9/20/07	—	28,000	28,000

Michael J. Widmer	9/20/07	—	22,000	22,000

Madeline G. Frank	9/20/07	—	17,000	17,000

     Nonqualified Deferred Compensation. The following table sets forth certain information with respect to our nonqualified deferred compensation plans at and for the year ended December 31, 2007.

Nonqualified Deferred Compensation At And For The Year Ended December 31, 2007
	Executive	Registrant
	contributions in	contributions in	Aggregate	Aggregate	Aggregate balance
	last fiscal year ($)	last fiscal year ($)	earnings in last	withdrawals/	at last fiscal year
Name	(1)	(1)	fiscal year ($) (2)	distributions ($)	end ($) (3)
John W. Alexander	150,000	72,911	201,251	—	1,543,569

Steven M. Klein	34,500	12,913	6,188	—	106,863

Kenneth J. Doherty	26,000	6,325	17,741	—	145,884

Michael J. Widmer	—	339	6,359	—	55,768

Madeline G. Frank	5,950	—	2,276	—	70,854

(1)	Contributions included in the “Executive contributions in last fiscal year” and the “Registrant contributions in last fiscal year” columns are included as compensation for the listed individuals in the Summary Compensation Table.

(2)	Amounts included in the “Aggregate earnings in last fiscal year” are not included as compensation for the listed individuals in the Summary Compensation Table as such earnings are not preferential or “above market.”

(3)	Amounts included in the “Aggregate balance at last fiscal year end” previously were reported as compensation for the listed individuals except to the extent that such balances reflect earnings that were not preferential or “above market.”
     Northfield Bank maintains a non-qualified deferred compensation plan to provide for the elective deferral of non-employee director fees by members of the participating Board of Directors, and the elective deferral of compensation and/or performance-based compensation payable to eligible employees of Northfield Bancorp, MHC and Northfield Bank. A designated amount of director fees, compensation and/or performance based compensation may be deferred until one of the specified events in the plan occurs, which permits all or part of the monies so deferred, together with earnings, to be distributed to participants or their beneficiaries. In addition, the plan provides eligible employees of Northfield Bank with supplemental retirement income from Northfield Bank when such amounts are not payable under the benefit and/or contribution formulas of the Retirement Plan of Northfield Bank in RSGroup Trust Company trust (the “Retirement Plan”) and/or the Northfield Bank 401(k) Savings Plan in RSGroup Trust Company trust (the “401(k) Savings Plan”), due to reductions and other limitations imposed under the Internal Revenue Code.
     Members of the Board of Trustees of Northfield Bancorp, MHC, the Boards of Directors of Northfield Bancorp, Inc. or Northfield Bank, and certain employees are eligible to participate in the plan. Eligible trustees, directors or employees become participants upon agreeing in a written enrollment agreement to defer any portion of their trustee fees, director fees, compensation, and/or performance-based compensation. Each participant may request that his or her deferred compensation account be adjusted for gains and losses as if invested in any of the investment options deemed available by Northfield Bancorp, MHC or Northfield Bank, in their sole discretion, or alternatively, in any combination of then-available investment options. A participant may request a change to his or her investment allocation deemed available under the plan up to two times per year. In the event any participant fails to direct the investment of his or her deferred compensation account, or to the extent the employer chooses not to honor the participant’s request, the deferred compensation account will be deemed to bear interest at the rate prevailing for 30-year United States Treasury Bonds.
     With respect to amounts of deferred trustee or director fees, deferred compensation or performance-based compensation, distributions will be made under the plan in the event of the participant’s retirement, death, termination due to disability, separation from service prior to the participant’s retirement date, upon the establishment of an unforeseeable emergency, upon a change in control, or upon the attainment of a specific date of distribution, in a single lump sum or in up to 15 annual installment payments, as designated by the participant in his or her enrollment agreement. In the case of an unforeseeable emergency, the amounts distributed will not exceed the amounts necessary to satisfy the emergency plus an amount necessary to pay any taxes owed on the distribution. In the event the participant fails to designate a payment schedule on his enrollment agreement or if the entire balance credited to the participant’s account is less than $10,000, payment will be made in a single lump sum. In the event a participant dies before receiving the full amount of his benefit, the remaining amounts will be paid to the participant’s designated beneficiary according to the participant’s form of election or, if no designated beneficiary at the time of the participant’s death, to the participant’s estate in a single lump sum. Distributions to certain “specified employees” on account of their separation from service may be delayed for six months if necessary to comply with Internal Revenue Code Section 409A.
     The non-qualified deferred compensation plan also provides an additional supplemental retirement income benefit that augments the benefits paid to one former employee under the defined benefit plan of Northfield Bank that was previously terminated. The former employee’s beneficiaries are receiving benefits under this portion of the plan. No present employee and no individual listed in the Summary Compensation Table have an accrued benefit under this portion of the non-qualified deferred compensation plan.
     In addition, the non-qualified deferred compensation plan provides for benefits which supplement those paid under the 401(k) Savings Plan in the event of normal, early or postponed retirement, death or termination of service. Such benefits will be equal to the sum of: (i) the maximum amount of employer matching contributions provided to a participant each calendar year, assuming a participant’s maximum contributions, reduced by the amount of employer matching contributions made for the participant under the 401(k) Savings Plan for such year, adjusted by gains and losses; (ii) commencing January 1, 2000, the amount of employer matching contributions not credited to a participant’s 401(k) Savings Plan account as a result of an employer error, adjusted by gains and losses, if any; and (iii) the maximum amount of discretionary employer contributions that would be provided to a participant under the 401(k) Savings Plan, assuming an allocation without taking into account the limitations imposed by the Internal Revenue Code, reduced by the amount of discretionary employer contributions actually made to a participant under the 401(k) Savings Plan for each such year, adjusted by gains and losses, if any. Benefits will be equal to the value of all amounts credited to the participant’s deferral credit account, and will be payable in accordance with the participant’s enrollment agreement for deferral of compensation. In the event of a participant’s death, a single lump sum survivor’s benefit will be paid to the participant’s designated beneficiary, provided, however, if the beneficiary is the participant’s surviving spouse, such benefit may be paid in an alternative form if elected by the participant.
     The non-qualified deferred compensation plan is considered an unfunded plan for tax and Employee Retirement Income Security Act purposes. All obligations owing under the plan are payable from the general assets of Northfield Bank and Northfield Bancorp, MHC, and are subject to the claims of Northfield Bank’s or Northfield Bancorp, MHC’s creditors.
Short- and Long-Term Disability
     Named Executive Officers and certain other members of senior management at Northfield Bank will be paid their full salary for the duration of any period of short-term disability, up to 26 weeks. Senior management receives this benefit in lieu of the ability to “bank” paid time off for future use, which is only available to employees of Northfield Bank who are not senior management. With respect to long-term disability, senior management employees are required to purchase long-term disability coverage and Northfield Bank provides such persons a bonus payment in recognition of their payment of such coverage. The amount of the bonus is in the sole discretion of Northfield Bank.
Life Insurance Coverage
     Employees of Northfield Bank receive life insurance coverage of up to three times salary, if hired before January 1, 2003, and up to two times salary, if hired on or after January 1, 2003. Such life insurance coverage is generally capped at $500,000. However, in the case of senior management, such life insurance coverage is capped at $750,000.
401(k) Savings Plan
     Northfield Bank maintains the 401(k) Savings Plan, which is a tax-qualified defined contribution plan with a salary deferral feature under Section 401(k) of the Internal Revenue Code. Salaried employees, who have completed at least one year of eligibility service, as defined in the plan, are eligible to participate in the plan. Employees who are paid on an hourly basis, employees who are paid exclusively on a commission basis, leased employees or employees covered by a collective bargaining agreement are not eligible to participate in the 401(k) Savings Plan. Eligible employees may contribute from 2% to 15% of their base salary to the 401(k) Savings Plan on a pre-tax basis each year, subject to the limitations of the Internal Revenue Code (for 2007, the limit was $15,500, exclusive of any catch-up contributions). Employees who have been making before-tax contributions for less than 36 months will receive an employer matching contribution equal to 25% of their before-tax contributions, up to the first 6% of their base salary contributed. Employees who have participated for 36 or more months will receive an employer matching contribution equal to 50% of their contribution, up to the first 6% of their base salary contributed. In addition, we may make discretionary employer contributions on behalf of eligible employees.
     Prior to July 1, 2007, the employer matching contribution for employees with less than 36 months of participation was 50% of their before-tax contributions, up to the first 6% of their base salary contributed. For those who have participated for 36 or more months the employer matching contribution was equal to 100% of their contribution, up to the first 6% of their base salary contributed.
     In connection with the adoption of the Company’s stock issuance plan, the 401(k) Savings Plan was amended to permit employees to acquire stock of Northfield Bancorp, Inc. with their account balances.
Employee Stock Ownership Plan and Trust
     We implemented an ESOP in connection with our initial stock offering. As part of the stock offering, the ESOP trust borrowed funds from Northfield Bancorp, Inc. and used those funds to purchase 1,756,279 shares of common stock of Northfield Bancorp, Inc. The collateral for the loan is the common stock purchased by the ESOP. The loan will be repaid principally from discretionary contributions made by Northfield Bank to the ESOP over a period of up to 30 years. The loan documents provide that the loan may be repaid over a shorter period, without penalty for prepayments. The interest rate on the loan equals the prime interest rate as of closing of the stock offering, and adjusts annually at the beginning of each calendar year. Shares purchased by the ESOP are held in a suspense account for allocation among participants as the loan is repaid.
     Shares released from the suspense account are allocated among ESOP participants on the basis of compensation in the year of allocation, subject to Internal Revenue Code limitations. Benefits under the plan vest at the rate of 20% per year of credited service beginning in the second year of credited service so that a participant with six years of credited service will become fully vested. Credit is given for vesting purposes to participants for years of service with Northfield Bank prior to the adoption of the plan. Credit is also given to those employees who were employed at Liberty Bank at the time of its acquisition by Northfield Bank for their years of service at Liberty Bank. A participant’s interest in his account under the plan fully vests in the event of termination of service due to a participant’s normal retirement, death, disability, or upon a change in control (as defined in the plan). Vested benefits will be payable generally in the form of common stock, or to the extent participants’ accounts contain cash, benefits will be paid in cash. Northfield Bank’s contributions to the ESOP are discretionary, subject to the loan terms and tax law limits. Therefore, benefits payable under the employee stock ownership plan cannot be estimated. We are required to record compensation expense each year in an amount equal to the fair market value of the shares released from the suspense account. In the event of a change in control, the ESOP will terminate.
Supplemental Employee Stock Ownership Plan
     In connection with our initial stock offering, Northfield Bank established the Northfield Bank Supplemental Employee Stock Ownership Plan (the “Supplemental ESOP”). The Supplemental ESOP is a benefit restoration plan that provides additional cash benefits at retirement or other termination of employment (or upon a change in control) to participants who are key employees, who are approved by the Compensation Committee and whose benefits under the tax-qualified ESOP, described above, are limited by tax law limitations applicable to tax-qualified plans. Messrs. Alexander, Klein, and Doherty are the current participants in this plan. The Supplemental ESOP credits each participant who also participates in the tax-qualified ESOP with an annual amount equal to the sum of the difference (expressed in dollars) between (a) the number of shares of common stock of Northfield Bancorp, Inc. that would have been allocated to the participant’s account in the employee stock ownership plan, but for the tax law limitations, plus earnings thereon, and (b) the actual number of shares allocated to the participant’s account in the employee stock ownership plan plus earnings thereon. In each case, the number of shares will be multiplied by the fair market value of the shares on the allocation date to determine the annual allocation amount. Each participant is permitted to make investment recommendations for the annual amount credited to his or her account among a broadly diversified group of mutual funds selected for investment by a committee appointed by Northfield Bank’s Board of Directors to administer the Supplemental ESOP. Northfield Bank has established a rabbi trust to hold assets attributable to the Supplemental ESOP to informally fund its benefit obligation. Northfield Bank, at its discretion, may account for the Supplemental ESOP solely as bookkeeping entries. Whether or not a rabbi trust is established, the participant’s account value is based on the value of the investments in which the participant invests, or is deemed to invest, his account. Benefits distributed to participants from the Supplemental ESOP will be payable, in cash, in a lump sum upon the death of the participant, the participant’s separation from service or disability (as those terms are defined in the Supplemental ESOP), or upon the occurrence of a change in control (as that term is defined in the Supplemental ESOP) of Northfield Bank or Northfield Bancorp, Inc.
Pension Benefits
     None of the individuals listed in the Summary Compensation Table had accumulated pension benefits either at or during the year ended December 31, 2007.
Employment Agreements
     Northfield Bank has entered into substantially similar employment agreements with each of Messrs. Alexander, Klein, Doherty, and Widmer. The employment agreements with Messrs. Alexander and Widmer are dated as of January 3, 2008. The original employment agreements with Messrs. Klein and Doherty are dated as of July 1, 2006, and have been subsequently renewed in accordance with the terms of the agreements. Northfield Bancorp, Inc. (formerly Northfield Holdings Corp.) is a signatory to each of the agreements for the sole purpose of guaranteeing payments thereunder. Each of these agreements has an initial term of three years. Each year, on the anniversary date of these agreements, the employment agreements renew for an additional year so that the remaining term will be three years unless notice of nonrenewal is provided to the executive prior to such anniversary date. The Compensation Committee of the Board of Directors conducts an annual performance evaluation of each executive for purposes of determining whether to renew the employment agreement. The Compensation Committee also evaluates the terms and conditions of the agreements prior to renewal, in consultation with an independent third party compensation consultant, to determine that such terms and conditions are competitive with the market for the designated positions.
     Base salaries for Messrs. Alexander, Klein, Doherty, and Widmer on December 31, 2007 were $750,000, $300,000, $280,000, and $220,000, respectively. In addition to the base salary, each agreement provides for, among other things, participation in cash incentive programs and other employee retirement benefit and fringe benefit plans applicable to executive employees. Northfield Bank also will pay or reimburse each executive for all reasonable business expenses incurred by the executive in the performance of his obligations. In addition, Northfield Bank will provide Mr. Alexander with a life insurance policy, pay or reimburse Mr. Alexander for the annual dues associated with his membership in a country club, and pay directly or reimburse Mr. Alexander for the expense of leasing an automobile and reasonable expenses associated with the use of such automobile. Each employment agreement may be terminated for cause at any time, in which event the executive would have no right to receive compensation or other benefits under the employment agreement for any period after termination.
     Certain events resulting in the executive’s termination or resignation entitle the executive to payments of severance benefits following termination of employment. In the event the executive’s employment is terminated for reasons other than “just cause” (as defined below), “disability” (as defined below), or death, or in the event the executive resigns during the term of the agreement following:
(i)	the failure to elect or reelect or to appoint or reappoint the executive to his executive position, and in the case of Mr. Alexander, the failure to nominate or re-nominate him as a director of Northfield Bank or Northfield Bancorp, Inc.;

(ii)	a material change in the nature or scope of the executive’s authority that would cause the executive’s position to become one of lesser importance;

(iii)	a relocation of the executive’s principal place of employment by more than 30 miles from designated areas;

(iv)	a material reduction in the benefits and perquisites of executive, other than a reduction in pay or benefits of all Northfield Bank employees;

(v)	the liquidation or dissolution of Northfield Bank or Northfield Bancorp, Inc. that would affect the status of the executive; or

(vi)	a material breach of the employment agreement by Northfield Bank.
     In the event any of the items above occur, the executive would be entitled to a severance payment equal to the sum of:
(a)	the executive’s earned but unpaid salary as of the date of his termination of employment;

(b)	the benefits to which he is entitled as a former employee under the employee benefit plans maintained by Northfield Bank or Northfield Bancorp, Inc.;

(c)	the remaining payments the executive would have earned if he had continued his employment with Northfield Bank for 36 months following his termination and had earned a bonus and/or incentive award in each year equal to the average bonus and/or incentive award earned over the three calendar years preceding the year in which the executive’s employment is terminated; and

(d)	the annual contributions or payments that would have been made on the executive’s behalf to any employee benefit plans as if the executive had continued his employment with Northfield Bank for 36 months following his termination of employment, based on contributions or payments made (on an annualized basis) on his date of termination.
     In the event the executive resigns in connection with or following a “change in control” (as defined below), severance benefits would be similar to those described above, except for the calculation of the bonus or incentive award which would be based on the highest annual bonus and/or incentive award earned by him in any of the three calendar years preceding the year in which the termination occurs. Payments will be made in a lump sum within 30 days after the date of termination, or, in the event Section 409A of the Internal Revenue Code applies, no later than the first day of the seventh month following the date of termination. In addition, the executive and his family would be entitled, at no expense to the executive, to the continuation of life, medical, dental and disability coverage for 36 months following the date of termination.
     Notwithstanding the foregoing, in the event payments to the executive would result in an “excess parachute payment” as defined in Section 280G of the Internal Revenue Code, payments under the employment agreements would be reduced in order to avoid such a result.
     In the event Mr. Alexander becomes disabled, his obligation to perform services under the employment agreement will terminate and he will receive the benefits provided under any disability program sponsored by Northfield Bancorp, Inc. or Northfield Bank. To the extent disability benefits for Mr. Alexander are less than his base salary on the effective date of his termination of employment, and less than 66 2/3% of his base salary after the first year following termination, he will receive a supplemental disability benefit equal to the difference between the benefits provided under any disability program sponsored by Northfield Bancorp, Inc. or Northfield Bank and his base salary for one year following the date of termination, and 66 2/3% of his base salary after the first year following termination, until the earliest to occur of his death, recovery of disability or the date he attains age 65. If disability payments to Mr. Alexander are not taxable to him for federal income tax purposes, such amounts shall be tax adjusted assuming a combined federal, state and city tax rate of 38%, for purposes of determining the reduction in payments under the agreement, to reflect the tax-free nature of the disability payments. In addition, Mr. Alexander and his dependents will continue to be covered, at no cost to them, under all benefit plans, including retirement plans, life insurance plans and non-taxable medical and dental plans in which they participated prior to the occurrence of his disability, until the earliest of his recovery from disability or attaining age 65.
     The employment agreements for Messrs. Klein, Doherty, and Widmer provide that in the event of the executive’s disability, the executive’s obligation to perform services under the employment agreement will terminate, and the executive will continue to receive his then current base salary for one year. Such payment will be reduced by the amount of any short- or long-term disability benefits payable under any disability program sponsored by Northfield Bancorp, Inc. or Northfield Bank. If disability payments to Messrs. Klein, Doherty, or Widmer are not subject to federal income tax, then amounts payable to the executives under the employment agreements shall be tax adjusted in a manner similar to payments to Mr. Alexander. In addition, the executive and his dependents will continue to be provided with certain medical, dental and other health benefits on the same terms as those provided prior to the executive’s termination for a period of one year.
     In the event of the executive’s death, the executive’s estate or beneficiaries will be paid the executive’s base salary for one year and will receive continued medical, dental, and other health benefits for one year on the same terms as those provided prior to the executive’s death. Upon retirement at age 65 or such later date determined by the Board of Directors, the executive will receive only those benefits to which he is entitled under any retirement plan of Northfield Bank to which he is a party.
     Upon termination of the executive’s employment other than in connection with a change in control or for cause, the executive agrees not to compete with Northfield Bank for a period of two years in any city, town or county in which the executive’s normal business office is located and Northfield Bank has an office or has filed an application for regulatory approval to establish an office.
     Under each employment agreement “Change in control” means a change in control of a nature that:
(i)	would be required to be reported in response to Item 5.01 of the current report on Form 8-K pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”); or

(ii)	a change in control shall be deemed to have occurred at such times as:
(a)	any “person” (as the term is used in Sections 13(d) and 14(d) of the Exchange Act), other than Northfield Bancorp, MHC, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Northfield Bancorp, Inc. representing 25% or more of the combined voting power of Northfield Bancorp, Inc.’s outstanding securities except for any securities purchased by Northfield Bank’s ESOP or ESOP trust; or

(b)	individuals who constitute the Board of Directors of Northfield Bancorp, Inc. (the “Incumbent Board”) cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to such date whose election was approved by a vote of at least a majority of the directors shall be, for purposes of this clause (b), considered as though he were a member of the Incumbent Board; or

(c)	a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of Northfield Bank or Northfield Bancorp, Inc. or similar transaction in which Northfield Bank or Northfield Bancorp, Inc. is not the surviving institution occurs; or

(d)	a proxy statement is distributed soliciting proxies from stockholders of Northfield Bancorp, Inc., by someone other than the current management of Northfield Bancorp, Inc., seeking stockholder approval of a plan of reorganization, merger or consolidation of Northfield Bancorp, Inc. or similar transaction with one or more corporations or financial institutions, and as a result of such proxy solicitation, a plan of reorganization, merger, consolidation or similar transaction involving Northfield Bancorp, Inc. is approved by the requisite vote of Northfield Bancorp, Inc.’s stockholders; or

(e)	a tender offer is made for 25% or more of the voting securities of Northfield Bancorp, Inc. and the stockholders owning beneficially, or of record, 25% or more of the outstanding securities of Northfield Bancorp, Inc. have tendered or offered to sell their shares pursuant to such tender offer and such tendered shares have been accepted by the tender offeror.
     A change in control shall not be deemed to have occurred in the event that:
(i)	Northfield Bancorp, Inc. sells less than 50% of its outstanding common stock in one or more stock offerings; or

(ii)	Northfield Bancorp, Inc. or Northfield Bancorp, MHC converts to stock form by reorganizing into the stock holding company structure.
     The following definitions apply to Mr. Alexander’s and Mr. Widmer’s employment agreements:
     Termination for “just cause” shall mean:
(i)	termination because of the executive’s personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit;

(ii)	material breach of Northfield Bank’s Code of Ethics, material violation of the Sarbanes-Oxley Act requirements for officers of public companies that in the reasonable opinion of the Chief Executive Officer of Northfield Bank or the Board will likely cause substantial financial harm or substantial injury to the reputation of Northfield Bank;

(iii)	willfully engaging in actions that in the reasonable opinion of the Chief Executive Officer of Northfield Bank or the Board will likely cause substantial financial harm or substantial injury to the business reputation of Northfield Bank;

(iv)	intentional failure to perform stated duties;

(v)	willful violation of any law, rule or regulation (other than routine traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of the contract.
     “Disability” shall be deemed to have occurred if:
(i)	the executive is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death, or last for a continuous period of not less than 12 months;

(ii)	by reason of any medically determinable physical or mental impairment that can be expected to result in death, or last for a continuous period of not less than 12 months, the executive is receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of Northfield Bank; or

(iii)	the executive is determined to be totally disabled by the Social Security Administration.

     The following definitions apply to Mr. Klein’s and Mr. Doherty’s employment agreements:
     Termination for “just cause” shall mean termination because of:
(i)	the executive’s being convicted of a felony or any lesser criminal offense involving moral turpitude;

(ii)	the willful commission by the executive of a criminal or other act that, in the judgment of the board of directors, would likely cause substantial economic damage to Northfield Bancorp, Inc. or Northfield Bank or substantial injury to the business reputation of Northfield Bancorp, Inc. or Northfield Bank;

(iii)	the commission by the executive of any act of fraud in the performance of his duties on behalf of Northfield Bancorp, Inc. or Northfield Bank or a material violation of Northfield Bancorp Inc.’s or Northfield Bank’s code of ethics;

(iv)	the continuing willful failure of the executive to perform his duties to Northfield Bancorp, Inc. or Northfield Bank (other than any such failure resulting from the executive’s incapacity due to physical or mental illness) after written notice thereof has been given to the executive by the board of directors (specifying the particulars thereof in reasonable detail) and the executive has been given a reasonable opportunity to be heard and cure such failure; or

(v)	an order of a federal or state regulatory agency or a court of competent jurisdiction requiring the termination of the executive’s employment by Northfield Bancorp, Inc. or Northfield Bank.
     Termination due to “disability” means termination of the executive’s employment due to a physical or mental infirmity that impairs the executive’s ability to substantially perform his duties under the agreement and that results in executive’s becoming eligible for long-term disability benefits under a long-term disability plan of Northfield Bancorp, Inc. or Northfield Bank (or, if Northfield Bancorp, Inc. or Northfield Bank has no such plan in effect, that impairs the executive’s ability to substantially perform his duties under the agreement for a period of 180 consecutive days).

Potential Payments to Named Executive Officers
     The following table sets forth estimates of the amounts that would be payable to the listed individuals in the event of their termination of employment on December 31, 2007, under designated circumstances. The table does not include vested or accrued benefits under qualified and non-qualified benefit plans or qualified or non-qualified deferred compensation plans that are disclosed elsewhere in this proxy statement. The estimates shown are highly dependent on a variety of factors, including but not limited to the date of termination, interest rates, federal, state, and local tax rates, and compensation history. Actual payments due could vary substantially from the estimates shown. We consider each termination scenario listed below to be exclusive of all other scenarios and do not expect that any of our executive officers would be eligible to collect the benefits shown under more than one termination scenario. If an executive officer is terminated for “just cause” as defined in the employment agreement, the Company has no contractual payment or other obligations under the employment agreement.

	Mr.	Mr.	Mr.	Mr.
	Alexander	Klein	Doherty	Widmer
Disability
Salary continuation (1)	$1,681,908	$150,419	$140,096	$109,128
Medical, dental and other health benefits (2)	165,614	12,046	12,046	12,046
Life insurance (3)	156,939	—	—	—

Total	$2,004,461	$162,465	$152,142	$121,174

Death
Salary (lump-sum payment) (4)	$750,000	$300,000	$280,000	$220,000
Medical, dental and other health benefits (4)	12,046	12,046	12,046	12,046

Total	$762,046	$312,046	$292,046	$232,046

Discharge Without Cause or Resignation With Good Reason — no Change in Control (5)
Salary (lump sum)	$2,250,000	$900,000	$840,000	$660,000
Bonus (lump sum)	482,750	213,591	167,705	141,970
Retirement contributions (lump sum)	276,387	43,549	103,185	87,579
Medical, dental and other health benefits (6)	55,241	55,241	55,241	55,241
Life insurance contributions (7)	112,500	5,546	8,533	4,726

Total	$3,176,878	$1,217,927	$1,174,664	$949,516

Discharge Without Cause or Resignation With Good Reason — Change in Control Related (8)
Salary (lump sum)	$2,250,000	$900,000	$840,000	$660,000
Bonus (lump sum)	507,000	279,045	209,880	185,010
Retirement contributions (lump sum)	276,387	43,549	103,185	87,579
Medical, dental and other health benefits	55,241	55,241	55,241	55,241
Life insurance contributions	112,500	5,546	8,533	4,726

Total	$3,201,128	$1,283,381	$1,216,839	$992,556

(1)	In the case of disability, Mr. Alexander’s contract provides for supplemental salary continuation until the earlier of: recovery from such disability, attaining age 65, or death. The reported figure above assumes salary continuation until Mr. Alexander attains the age of 65. Mr. Klein, Mr. Doherty and Mr. Widmer receive salary continuation benefits for one-year following such disability. The supplemental salary continuation contract benefit provides the executive with his base salary in the first year following disability, reduced by any assumed short-term or long-term disability insurance benefits provided under separate insurance plans we maintain. Mr. Alexander’s contract provides for second-year benefits and benefits for every year thereafter, equal to 66 2/3% of his base salary. Such amounts due under the contracts are reduced by any assumed short-term or long-term disability insurance benefits provided under separate insurance plans on a tax-equivalent basis (assuming a 38% tax rate), if such short-term or long-term disability benefits are excludable for federal income tax purposes. Supplemental salary continuation benefits have been discounted at an annual compounding rate of 4.50% for Mr. Alexander. The figures presented for Mr. Klein, Mr. Doherty, and Mr. Widmer are presented without discount.

(2)	Mr. Alexander’s contract provides for medical, dental, and other health benefits to him and his family, at no cost to him, until Mr. Alexander recovers from such disability, or Mr. Alexander attains the age of 65. Mr. Klein’s, Mr. Doherty’s, and Mr. Widmer’s contracts provide for one year of medical, dental, and other health benefits on the same terms, including cost sharing by the executive, as provided to the executive prior to his disability. The reported figure for Mr. Alexander reflects the estimated present value of the future premium cost of such benefits, calculated utilizing substantially the same health care cost increase assumptions we use in measuring our liability for such benefits for financial statement purposes under Statement of Financial Accounting Standards No. 106, “Employers’ Accounting for Postretirement Benefits Other Than Pensions” (“SFAS 106”). For purposes of this presentation, the estimated future costs were discounted at a 4.50% annual compounding rate. The figures presented for Mr. Klein, Mr. Doherty and Mr. Widmer are presented without discount.

(3)	Mr. Alexander’s contract provides for life insurance continuation benefits. Mr. Alexander receives an annual reimbursement for a whole-life policy premium through 2011 in the amount of $35,660. In addition, the contract provides for the continuation of group life insurance for Mr. Alexander until the earlier of: recovering from such disability or Mr. Alexander attaining the age of 65. The reported figure in the table assumes that group term life insurance benefits will continue until Mr. Alexander attains the age of 65, with an assumed annual cost increase of 4% and a present value discount rate of 4.50% annual compounding rate. The agreement in effect for Mr. Alexander provides for salary continuation at his base salary for the first year after such disability and 66 2/3% of his base salary after the first year. Such payments continue until Mr. Alexander’s death, recovery from such disability, or the date he attains age 65. The figures shown assume any amounts owed to Mr. Alexander will be reduced by applicable short-term and long-term disability payments received from insurance carriers without discount for present value. Mr. Klein, Mr. Doherty and Mr. Widmer are provided a salary continuation for the first year after such disability. The figures shown assume any amounts owed will be reduced by applicable short-term and long-term disability payments received from insurance carriers without discount for present value.

(4)	Each of the agreements provides for a lump-sum death benefit equal to one-year of base salary for each executive. The contracts also provide for the continuation of medical, dental, and other health benefits to the executive’s family for a period of one-year at the same terms and cost to the executive immediately prior to his death.

(5)	Each of the agreements provides for the lump-sum payment of: three times base salary; three times the average annual bonus/and or incentive award for three years prior to the year of termination; and the retirement contributions or payments that we would have made on the executive’s behalf, as if the executive had continued his employment for a 36-month period, based on contributions or payments made (on an annualized basis) at the date of termination.

(6)	Each agreement provides for medical, dental, and other health benefits to the executive and his family, at no cost to the executive for a period of 36 months from the date of termination. The reported figures reflect the estimated present value of the future premium cost of such benefits, calculated utilizing substantially the same health care cost increase assumptions we used in measuring our liability for such benefits for financial statement purposes under SFAS 106. For purposes of this presentation, the estimated future costs were discounted at a 4.50% annual compounding rate.

(7)	Each agreement provides for life insurance benefits to the executive and his family, at no cost to the executive for a period of 36 months from the date of termination. Mr. Alexander receives an annual reimbursement of $35,660 for a whole-life insurance policy. Mr. Alexander, Mr. Klein, Mr. Doherty, and Mr. Widmer also participate in our group life insurance plan. The reported figures in the table assume that the reimbursement to Mr. Alexander for his whole-life insurance policy will continue for a period of three years. The reported figures also include the estimated costs of group term life insurance benefits for Mr. Alexander, Mr. Klein, Mr. Doherty, and Mr. Widmer for a three year period with an assumed annual cost increase of 4% and a present value discount rate of 4.50% compounded annually.

(8)	Under each of the agreements, amounts payable under a change in control are identical to those payable for “Discharge Without Cause or Resignation With Good Reason — no Change in Control” except that: (i) payments pertaining to bonus and/or incentive awards are based upon the highest annual bonus and/or incentive award earned in any of the three years preceding the year in which the termination occurs; and (ii) each of the agreements limits the total payments to an executive to an amount that is one dollar less than three times the executive’s “base amount” as defined in Section 280G of the Internal Revenue Code. The amounts presented in the table have not been reduced to reflect any cut-back required to avoid an excess parachute payment under Section 280G of the Internal Revenue Code.

PROPOSAL — APPROVAL OF THE
NORTHFIELD BANCORP, INC. 2008 EQUITY INCENTIVE PLAN
     The Board of Directors has adopted, subject to stockholder approval, the Northfield Bancorp, Inc. 2008 Equity Incentive Plan (the “Equity Incentive Plan”) to provide additional incentives for our officers, employees and directors to promote our growth and performance and to further align their interests with those of our stockholders. Most of the companies that we compete with for officers, employees and directors are public companies that offer equity compensation as part of their overall compensation programs. By approving the Equity Incentive Plan, our stockholders will give us the flexibility we need to continue to attract, motivate and retain highly qualified officers, employees and directors by offering a competitive compensation program that is linked to the performance of our common stock.
     The Equity Incentive Plan complies with the regulations of the Office of Thrift Supervision. However, the Office of Thrift Supervision has not endorsed or approved the Equity Incentive Plan in any way.
     The following is a summary of the material features of the Equity Incentive Plan, which is qualified in its entirety by reference to the provisions of the Equity Incentive Plan, attached hereto as Appendix A.
General
     Subject to permitted adjustments for certain corporate transactions, the Equity Incentive Plan authorizes the issuance or delivery to participants of up to 3,073,488 shares of Northfield Bancorp, Inc. common stock pursuant to grants of restricted stock awards, restricted stock units, incentive stock options, non-qualified stock options and stock appreciation rights. Any of such shares may be issued pursuant to stock options (all of which may be incentive stock options), and up to 878,139 shares may be issued pursuant to restricted stock awards or restricted stock units, provided that stock used to fund stock options greater than 2,195,349 shares of Northfield Bancorp, Inc. common stock (which would reduce the number of shares that may be issued pursuant to restricted stock awards or restricted stock units) must be obtained through stock repurchases.
     The Equity Incentive Plan will be administered by the members of our Compensation Committee (the “Committee”) who are “Disinterested Board Members,” as defined in the Equity Incentive Plan. The Committee has power within the limitations set forth in the Equity Incentive Plan to make all decisions and determinations regarding the selection of participants and the granting of awards; establishing the terms and conditions relating to each award; adopting rules, regulations and guidelines for carrying out the Equity Incentive Plan’s purposes; and interpreting and otherwise construing the Equity Incentive Plan. The board of directors (or those members of the board of directors who are “independent directors” under the corporate governance statutes or rules of any national securities exchange on which we list our securities) may, in its discretion, take any action and exercise any power, privilege or discretion conferred on the Committee under the Equity Incentive Plan as if done or exercised by the Committee. Notwithstanding anything to the contrary, all awards made by the Committee and any performance criteria established by the Committee with respect to an award shall be subject to the ratification by the board of directors. The Equity Incentive Plan also permits the Committee to delegate to one or more persons, including directors who do not qualify as Disinterested Board Members, the power to: (i) designate officers and employees who will receive awards; and (ii) determine the number of awards to be received by them, provided that such delegation is not prohibited by applicable law or the rules of the stock exchange on which our common stock is traded. Awards intended to be “performance-based” under Section 162(m) of the Internal Revenue Code must be granted by the Committee in order to be exempt from the $1.0 million limit on deductible compensation for tax purposes.
     The Committee may grant an award under the Equity Incentive Plan as an alternative to or replacement of an existing award under the Equity Incentive Plan or any other plan of Northfield Bancorp, Inc. or our subsidiaries, or as the form of payment for grants or rights earned or due under any other plan or arrangement of Northfield Bancorp, Inc. or our subsidiaries, including the plan of any entity acquired by Northfield Bancorp, Inc. or our subsidiaries.

Eligibility
     Officers, employees and directors of Northfield Bancorp, Inc. or its subsidiaries are eligible to receive awards under the Equity Incentive Plan, except that non-employees may not be granted incentive stock options.
Types of Awards
     The Committee may determine the type and terms and conditions of awards under the Equity Incentive Plan, which shall be set forth in an award agreement delivered to each participant. Each award shall be subject to conditions established by the Committee that are set forth in the recipient’s award agreement, and shall be subject to vesting conditions and restrictions as determined by the Committee; provided, however, that the award agreements shall specify that no awards shall vest more rapidly than 20% per year over a five-year period with the first installment vesting one year from the date of grant, subject to acceleration upon the occurrence of specific events or in the discretion of the Committee. Awards may be granted in a combination of incentive and non-qualified stock options, stock appreciation rights, restricted stock awards or restricted stock units, as follows:
     Stock Options. A stock option is the right to purchase shares of common stock at a specified price for a specified period of time. The exercise price may not be less than the fair market value of a share of our common stock on the date the stock option is granted. Fair market value for purposes of the Equity Incentive Plan means (i) the final sales price of our common stock as reported on the NASDAQ Global Select Market (or other exchange on which our shares are listed or traded) on the date in question, or if our common stock was not traded on such date, then on the last preceding date on which any reported sale of our common stock occurred, and without regard to after-hours trading activity, or (ii) if shares of our common stock are not listed on such exchange, fair market value shall mean the closing bid quotation with respect to a share of our common stock on such date as of the close of the market in New York City and without regard to after-hours trading activity. The Committee will determine the fair market value of the common stock, in accordance with Section 422 of the Internal Revenue Code and the applicable requirements of Section 409A of the Internal Revenue Code, if it cannot be determined in the manner described above. Further, the Committee may not grant a stock option with a term that is longer than 10 years.
     Stock options are either “incentive” stock options or “non-qualified” stock options. Incentive stock options have certain tax advantages that are not available to non-qualified stock options, and must comply with the requirements of Section 422 of the Internal Revenue Code. Only officers and employees are eligible to receive incentive stock options. Outside directors may only receive non-qualified stock options under the Equity Incentive Plan. Shares of common stock purchased upon the exercise of a stock option must be paid for at the time of exercise either (i) by personal, certified or cashiers check, (ii) by tendering stock of Northfield Bancorp, Inc. owned by the participant in satisfaction of the exercise price, (iii) by a “cashless exercise” through a third party, or (iv) by a combination of the foregoing. The total number of shares that may be acquired upon the exercise of a stock option will be rounded down to the nearest whole share.
     Stock Appreciation Rights. A stock appreciation right is the right to receive a payment of shares of our common stock in an amount equal to the excess of the fair market value of a share of our common stock on the date of exercise of the stock appreciation right over the fair market value of the common stock on the date of grant of the stock appreciation right. The total number of shares that may be acquired upon the exercise of a stock appreciation right will be rounded down to the nearest whole share. Stock appreciation rights may be granted in tandem with the grant of stock options, and are exercisable on the same conditions as the related stock option that is granted simultaneously. The exercise of a tandem stock appreciation right cancels the related stock option and the exercise of the related stock option cancels the tandem stock appreciation right.
     Restricted Stock. A restricted stock award is a grant of shares of our common stock to a participant for no consideration or such minimum consideration as may be required by applicable law. Restricted stock awards may be granted only in whole shares of common stock. Prior to their vesting, unless otherwise determined by the Committee, the recipient of a restricted stock award may exercise any voting rights with respect to common stock subject to an award and receive any dividends and distributions with respect to the common stock.

     Restricted Stock Units. Restricted stock units may be denominated in whole shares of common stock and are similar to restricted stock awards except that no shares of common stock are actually issued to the award recipient at the time of grant of a restricted stock unit. Restricted stock units granted under the Equity Incentive Plan may be settled in cash, shares of our common stock, or a combination thereof, and are subject to vesting conditions and other restrictions set forth in the Equity Incentive Plan or the award agreement. Participants have no voting rights with respect to any restricted stock units granted under the Equity Incentive Plan.
     Prohibition Against Repricing of Options or Stock Appreciation Rights. The Equity Incentive Plan provides that neither the Committee nor the Board of Directors is authorized to make any adjustment or amendment that reduces or would have the effect of reducing the exercise price of a stock option or a stock appreciation right previously granted.
Limitation on Awards Under the Equity Incentive Plan
     The Equity Incentive Plan includes the following limitations:
•	the maximum number of shares of stock, in the aggregate, that may be issued or delivered to any one employee participant pursuant to the exercise of stock options or stock appreciation rights is 768,372 shares (25% of all shares of stock available for stock option and stock appreciation rights awards under the Equity Incentive Plan), all of which may be issued during any calendar year;

•	the maximum number of shares of stock, in the aggregate, that may be issued or delivered to any one employee participant pursuant to restricted stock awards and restricted stock units is 219,534 shares (25% of all shares of stock available for restricted stock awards and restricted stock units under the Equity Incentive Plan), all of which may be issued during any calendar year;

•	the maximum number of shares of stock that may be issued or delivered to any one individual non-employee director pursuant to the exercise of stock options and stock appreciation rights, in the aggregate, shall be 5% of all shares of stock available for stock option and stock appreciation rights awards under the Equity Incentive Plan, and the maximum number of shares that may be issued or delivered to any one individual non-employee director pursuant to restricted stock awards and restricted stock units, in the aggregate, shall be 5% of all shares of stock available for restricted stock awards and restricted stock units under the Equity Incentive Plan; and

•	The maximum number of shares of stock that may be issued or delivered to all non-employee directors, in the aggregate, pursuant to the exercise of stock options and stock appreciation rights shall be 30% of all shares of stock available for stock option and stock appreciation rights awards under the Equity Incentive Plan, and the maximum number of shares that may be issued or delivered to all non-employee directors in the aggregate pursuant to restricted stock awards and restricted stock units shall be 30% of all shares of stock available for restricted stock awards and restricted stock units under the Equity Incentive Plan.
     To the extent any shares of stock covered by an award (including restricted stock awards and restricted stock units) under the Equity Incentive Plan are not delivered to a participant or beneficiary because the award is forfeited or canceled or because a stock option or stock appreciation right is not exercised, then such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of stock available for delivery under the Plan.
     In the event of a corporate transaction involving the stock of Northfield Bancorp, Inc. (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the foregoing share limitations and all outstanding awards will automatically be adjusted proportionally and uniformly to reflect such event to the extent that the adjustment will not affect the award’s status as “performance-based compensation” under Section 162(m) of the Internal Revenue Code, if applicable; provided, however, that the Committee may adjust awards to preserve the benefits or potential benefits of the awards, including the prevention of automatic adjustments if appropriate.

Performance Features
     General. A federal income tax deduction for Northfield Bancorp, Inc. will generally be unavailable for annual compensation in excess of $1.0 million paid to its chief executive officer or three other most highly compensated officers (other than its chief financial officer). However, amounts that constitute “performance-based compensation” (as that term is used in Section 162(m) of the Internal Revenue Code) are not counted toward the $1.0 million limit. The Equity Incentive Plan is designed so that stock options and stock appreciation rights will be considered performance-based compensation. The Committee may designate whether any restricted stock awards or restricted stock units granted to any participant are intended to be performance-based compensation. Any restricted stock awards or restricted stock units designated as performance-based compensation will be conditioned on the achievement of one or more performance measures, to the extent required by Section 162(m) of the Internal Revenue Code.
     Performance Measures. The performance measures that may be used for such awards will be based on any one or more of the following performance measures, as selected by the Committee: basic earnings per share; basic cash earnings per share; diluted earnings per share; diluted cash earnings per share; net income or net income before taxes; cash earnings; net interest income; non-interest income; general and administrative expense to average assets ratio; cash general and administrative expense to average assets ratio; efficiency ratio; cash efficiency ratio; return on average assets; cash return on average assets; return on average stockholders’ equity; cash return on average stockholders’ equity; return on average tangible stockholders’ equity; cash return on average tangible stockholders’ equity; core earnings; operating income; operating efficiency ratio; net interest rate margin or net interest rate spread; growth in assets, loans, or deposits; loan production volume; non-performing loans; cash flow; strategic business objectives consisting of one or more objectives based upon meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures, or goals relating to capital raising and capital management; or any combination of the foregoing. Performance measures may be based on the performance of Northfield Bancorp, Inc. as a whole or of any one or more subsidiaries or business units of Northfield Bancorp, Inc. or a subsidiary, may be measured relative to a peer group, an index or a business plan and may be considered as absolute measures or changes in measures. The Committee may adjust performance measures after they have been set, but only to the extent the Committee exercises negative discretion as permitted under applicable law for purposes of an exception to Section 162(m) of the Internal Revenue Code. In establishing the performance measures, the Committee may provide for the inclusion or exclusion of certain items. Additionally, the grant of an award intended to be performance-based compensation and the establishment of any performance-based measures shall be made during the period required by Section 162(m) of the Internal Revenue Code.
Vesting of Awards
     Generally, no awards may vest at a rate exceeding 20% per year, with the first installment vesting one year after the date of grant. If the vesting of an award under the Equity Incentive Plan is conditioned on the completion of a specified period of service with Northfield Bancorp, Inc. or its subsidiaries, without the achievement of performance measures or objectives, then the required period of service for full vesting shall be determined by the Committee and evidenced in an award agreement. Vesting may be accelerated in the event of death, disability, retirement (with respect to employees only, and as defined in the Equity Incentive Plan), upon involuntary termination of employment or service following a change in control or at the discretion of the Committee. In the discretion of the Committee, vesting of an award may be accelerated in the event of a “second step-conversion” of Northfield Bancorp, MHC to stock form.
Change in Control
     Unless otherwise stated in an award agreement, upon the occurrence of an involuntary termination of employment, including a resignation for good reason, following a change in control of Northfield Bancorp, Inc., all outstanding options and stock appreciation rights then held by a participant will become fully exercisable and all restricted stock awards and restricted stock units shall be fully earned and vested. For the purposes of the Equity Incentive Plan, a change in control occurs when: (a) any person is or becomes the beneficial owner, directly or indirectly, of our securities representing 25% or more of the combined voting power of our then-outstanding voting securities; (b) the Incumbent Directors (as defined in the Equity Incentive Plan) cease, for any reason, to constitute a majority of the Whole Board (as defined in the Equity Incentive Plan); or (c) a plan of reorganization, merger, consolidation or similar transaction involving one or more other corporations or entities and Northfield Bancorp, Inc. or Northfield Bank is consummated, other than a plan of reorganization, merger, consolidation or similar transaction that is defined in the Equity Incentive Plan as an Excluded Transaction, or our stockholders approve a plan of complete liquidation, or a sale, liquidation or other disposition of all or substantially all of the assets of Northfield Bancorp, Inc. or Northfield Bank is consummated; or (d) a tender offer is made for 25% or more of our outstanding voting securities and the stockholders owning beneficially or of record 25% or more of our outstanding voting securities have tendered or offered to sell their shares pursuant to such tender offer and such tendered shares have been accepted by the tender offeror; or (e) a Potential Change in Control (as defined in the Equity Incentive Plan) occurs, and the Board of Directors determines, pursuant to the vote of a majority of the Whole Board, with at least two-thirds of the Incumbent Directors then in office voting in favor of such determination, to deem the Potential Change in Control to be a change in control for purposes of the Equity Incentive Plan. Notwithstanding the foregoing, a change in control will not be deemed to occur as a result of or in connection with a “second-step” conversion of Northfield Bancorp, MHC to stock form, unless otherwise provided in an award agreement.
     In the event of a change in control, any performance measure attached to an award under the Equity Incentive Plan shall be deemed satisfied as of the date of the change in control.
Forfeiture
     The Committee may specify in an award agreement that rights and benefits with respect to an award may be subject to reduction, cancellation, forfeiture or recoupment upon termination of employment for cause; termination of services with us or an affiliate or subsidiary; any material violation of one or more of our policies; breach of noncompetition, confidentiality or other restrictive covenants that apply to the employee or director; or any other conduct that is detrimental to our business or reputation, or that of our affiliates or subsidiaries.
     If we are required to prepare an accounting restatement due to our material noncompliance, as a result of misconduct, with any financial reporting requirement under the federal securities laws, any participant who is subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 shall reimburse us the amount of any payment in settlement of an award earned or accrued during the twelve-month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever just occurred) of the financial document embodying such financial reporting requirement. In addition, in the event of an accounting restatement, the Committee, in its sole and exclusive discretion, may require that any participant reimburse us for all or any part of the amount of any payment in settlement of any award granted hereunder.
Amendment and Termination
     The Board of Directors may, at any time, amend or terminate the Equity Incentive Plan or any award granted under the Equity Incentive Plan. However, except as provided in the Equity Incentive Plan, no amendment or termination may adversely impair the rights of an outstanding award without the participant’s (or affected beneficiary’s) written consent. The Board of Directors may not amend the provision of the Equity Incentive Plan related to repricing, materially increase the original number of securities that may be issued under the Equity Incentive Plan (other than as provided in the Equity Incentive Plan), materially increase the benefits accruing to a participant, or materially modify the requirements for participation in the Equity Incentive Plan, without approval of stockholders. Notwithstanding the foregoing, the Board may, without stockholder approval, amend the Equity Incentive Plan at any time, retroactively or otherwise, to ensure that the Equity Incentive Plan complies with current or future law and the Board of Directors may unilaterally amend the Equity Incentive Plan and any outstanding award, without participant consent, in order to maintain an exemption from, or to comply with, Section 409A of the Code, and its applicable regulations and guidance.
Duration of Plan
     The Equity Incentive Plan will become effective upon approval by the stockholders at this special meeting. The Equity Incentive Plan will remain in effect as long as any awards under it are outstanding; however, no awards may be granted under the Equity Incentive Plan on or after the 10-year anniversary of the effective date of the Equity Incentive Plan. At any time, the Board of Directors may terminate the Equity Incentive Plan. However, any termination of the Equity Incentive Plan will not affect outstanding awards.
Federal Income Tax Considerations
     The following is a summary of the federal income tax consequences that may arise in conjunction with participation in the Equity Incentive Plan.
     Non-Qualified Stock Options. The grant of a non-qualified stock option will not result in taxable income to the participant. Except as described below, the participant will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares acquired over the exercise price for those shares, and we will be entitled to a corresponding deduction for tax purposes. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.
     Incentive Stock Options. The grant of an incentive stock option will not result in taxable income to the participant. The exercise of an incentive stock option will not result in taxable income to the participant provided the participant was, without a break in service, an employee of Northfield Bancorp, Inc. or a subsidiary during the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the participant is disabled, as that term is defined in the Internal Revenue Code).
     The excess of the fair market value of the shares at the time of the exercise of an incentive stock option over the exercise price is an adjustment that is included in the calculation of the participant’s alternative minimum taxable income for the tax year in which the incentive stock option is exercised. For purposes of determining the participant’s alternative minimum tax liability for the year of disposition of the shares acquired pursuant to the incentive stock option exercise, the participant will have a basis in those shares equal to the fair market value of the shares at the time of exercise.
     If the participant does not sell or otherwise dispose of the shares within two years from the date of the grant of the incentive stock option or within one year after the exercise of such stock option, then, upon disposition of such shares, any amount realized in excess of the exercise price will be taxed as a capital gain. A capital loss will be recognized to the extent that the amount realized is less than the exercise price.
     If the foregoing holding period requirements are not met, the participant will generally recognize ordinary income at the time of the disposition of the shares in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price, and we will be entitled to a corresponding deduction. If the amount realized exceeds the value of the shares on the date of exercise, any additional amount will be a capital gain. If the amount realized at the time of disposition is less than the exercise price, the participant will recognize no income, and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares.
     Stock Appreciation Rights. The grant of a stock appreciation right will not result in taxable income to the participant. Upon exercise of a stock appreciation right, the fair market value of shares received will be taxable to the participant as ordinary income and we will be entitled to a corresponding tax deduction. Gains and losses realized by the participant upon disposition of any such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.
     Restricted Stock. A participant who has been granted a restricted stock award will not realize taxable income at the time of grant, provided that that the stock subject to the award is not delivered at the time of grant, or if the stock is delivered, it is subject to restrictions that constitute a “substantial risk of forfeiture” for federal income tax purposes. Upon the later of delivery or vesting of shares subject to an award, the holder will realize ordinary income in an amount equal to the then fair market value of those shares and we will be entitled to a corresponding deduction for tax purposes. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of delivery or vesting. Dividends paid to the holder during the restriction period, if so provided, will also be compensation income to the participant and we will be entitled to a corresponding deduction for tax purposes. A participant who makes an election under Section 83(b) of the Internal Revenue Code will include the full fair market value of the restricted stock award subject to such election in taxable income in the year of grant at the grant date fair market value.
     Restricted Stock Units. A participant who has been granted a restricted stock unit will not realize taxable income at the time of grant and will not be entitled to make an election under Section 83(b) of the Internal Revenue Code since no stock is actually transferred to the recipient on the date of grant. At the time a restricted stock unit vests, assuming the award is distributed at that time, the recipient will recognize ordinary income in an amount equal to the fair market value of the common stock or the amount of cash received. If the restricted stock unit is not distributed at the time it vests, no income will be recognized at that time and taxation will be deferred until the value of the restricted stock unit is distributed. At the time the recipient recognizes taxable income on a restricted stock unit, we will be entitled to a corresponding tax deduction in the same amount recognized by the award recipient
     Withholding of Taxes. We may withhold amounts from participants to satisfy withholding tax requirements. Except as otherwise provided by the Committee, participants may have shares withheld from awards to satisfy the minimum tax withholding requirements.
     Change in Control. Any acceleration of the vesting or payment of awards under the Equity Incentive Plan in the event of a change in control or termination of service following a change in control may cause part or all of the consideration involved to be treated as an “excess parachute payment” under the Internal Revenue Code, which may subject the participant to a 20% excise tax and preclude deduction by Northfield Bancorp, Inc.
     Deduction Limits. Section 162(m) of the Internal Revenue Code generally limits our ability to deduct for tax purposes compensation in excess of $1.0 million per year for our chief executive officer and the three other most highly compensated executives (excluding the chief financial officer) named in the summary compensation table (“covered employees”), unless the compensation is “qualified performance-based consideration.” “Qualified performance-based compensation” is not subject to this limit and is fully deductible by Northfield Bancorp, Inc. “Qualified performance-based compensation” is compensation that is subject to a number of requirements such as stockholder approval of possible performance goals, and objective quantification of those goals in advance. Restricted stock awards and other awards that are not subject to performance goals would be subject to this deduction limit if income recognized on the awards plus other compensation of the executive that is subject to the limit exceeds $1.0 million. Stock options and stock appreciation rights available for award under the Equity Incentive Plan will be considered “qualified performance-based compensation” even if such awards vest solely due to the passage of time during the performance of services. Accordingly, if an award is not exempt from Section 162(m), income recognized on such award by a covered employee will be subject to the $1.0 million deduction limit on compensation.
     In the case of awards granted to a covered employee that are not “qualified performance-based consideration” and are distributed after the covered employee’s retirement or other termination of employment, the $1.0 million deduction limit will not apply and the award will be fully deductible. Performance awards may provide for accelerated vesting upon death, disability, or a change in control and still be considered exempt from the $1.0 million deduction limit. The Equity Incentive Plan is designed so that stock options, stock appreciation rights and performance-based restricted stock awards and restricted stock units that are subject to performance goals may qualify as qualified performance-based compensation that is not subject to the $1.0 million deduction limit. We expect that the Committee will take these deduction limits into account in setting the size and the terms and conditions of awards. However, the Committee may decide to grant awards that result in executive compensation that exceeds the deduction limit.
     Tax Advice. The preceding discussion is based on federal tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the federal income tax aspects of the Equity Incentive Plan. A participant may also be subject to state and local taxes in connection with the grant of awards under the Equity Incentive Plan.
Accounting Treatment
     Under Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment,” we are required to recognize compensation expense in our financial statements over the requisite service period or performance period based on the grant date fair value of stock options and other equity-based compensation (such as restricted stock awards, restricted stock units and stock appreciation rights).
Awards to be Granted
     The Board of Directors adopted the Equity Incentive Plan, and the Compensation Committee intends to meet after stockholder approval to determine the specific terms of the awards, including the allocation of awards to officers, employees and non-employee directors. At the present time, no specific determination has been made as to the grant or allocation of awards. It is the intent of the Board of Directors to fund all restricted stock awards and restricted stock units granted under the Equity Incentive Plan through repurchases of common stock, subject to market and regulatory conditions.
Required Vote and Recommendation of the Board
     In order to approve the Equity Incentive Plan, the proposal must receive the affirmative vote of: (i) a majority of the shares represented at the meeting and entitled to be voted at the meeting, and (ii) a majority of the votes cast at the meeting, in person or by proxy, by stockholders other than our mutual holding company, Northfield Bancorp, MHC.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE
2008 EQUITY INCENTIVE PLAN.
OTHER INFORMATION
Proxy Solicitation Costs
     The cost of solicitation of proxies will be borne by Northfield Bancorp, Inc. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of shares of common stock. In addition to solicitations by mail, our directors, officers, and regular employees may solicit proxies personally, by telegraph, telephone, or other forms of communication without additional compensation. We have retained Laurel Hill Advisory Group, LLC to assist us in the solicitation of proxies, and will pay fees estimated to be approximately $15,000. In addition, our arrangement with Laurel Hill includes provisions obligating us to indemnify it for certain liabilities that could arise in connection with its solicitation of proxies on our behalf.
Other Matters
     The Board of Directors is not aware of any business to come before the Special Meeting other than the matters described above in the Proxy Statement. However, if any matters should properly come before the special meeting, it is intended that the holders of the proxies will act in accordance with their best judgment.
STOCKHOLDER PROPOSALS
     In order to be eligible for inclusion in our proxy materials for our 2009 Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at our executive office, 1410 St. Georges Avenue, Avenel, New Jersey 07001, no later than December 23, 2008. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.

ADVANCED NOTICE OF BUSINESS TO BE CONDUCTED AT AN
ANNUAL MEETING OF STOCKHOLDERS
     Under our Bylaws, a stockholder must follow certain procedures to nominate persons for election as directors or to introduce an item of business at a meeting of stockholders. These procedures provide, generally, that stockholders desiring to make nominations for directors, or to bring a proper subject of business before the meeting, must do so by a written notice timely received (generally not later than 30 days in advance of such meeting, subject to certain exceptions) by the Corporate Secretary of Northfield Bancorp, Inc.
     Nothing in this proxy statement shall be deemed to require us to include in our proxy statement and proxy relating to an annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received.
     The 2009 annual meeting of stockholders is expected to be held May 27, 2009. Accordingly, advance written notice for certain business, or nominations to the Board of Directors, to be brought before the next annual meeting must be given to us by April 27, 2009. If notice is received after April 27, 2009, it will be considered untimely, and we will not be required to present the matter at the stockholders’ meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Madeline G. Frank
Senior Vice President, Corporate Secretary
Avenel, New Jersey
November 12, 2008

APPENDIX A
NORTHFIELD BANCORP, INC.
2008 EQUITY INCENTIVE PLAN
ARTICLE 1 – GENERAL
     Section 1.1 Purpose, Effective Date and Term.  The purpose of this Northfield Bancorp, Inc. 2008 Equity Incentive Plan (the “Plan”) is to promote the long-term financial success of Northfield Bancorp, Inc., a Federal corporation (the “Company”), and its Subsidiaries, including Northfield Bank (the “Bank”), by providing a means to attract, retain and reward individuals who contribute to such success and to further align their interests with those of the Company’s stockholders. The “Effective Date” of the Plan is December 17, 2008, the expected date of the approval of the Plan by the Company’s stockholders.  The Plan shall remain in effect as long as any Awards are outstanding; provided, however, that no Awards may be granted under the Plan after the ten-year anniversary of the Effective Date.
     Section 1.2 Administration.  The Plan shall be administered by a committee of the Company’s Board of Directors (the “Committee”), in accordance with Section 5.1.
     Section 1.3 Participation.  Each Employee or Director of the Company or any Subsidiary of the Company who is granted an Award in accordance with the terms of the Plan shall be a “Participant” in the Plan.  Awards shall be limited to Employees and Directors of the Company or any Subsidiary.
     Section 1.4 Definitions.  Capitalized terms used in this Plan are defined in Article 8 and elsewhere in this Plan.
ARTICLE 2 — AWARDS
     Section 2.1 General.  Any Award under the Plan may be granted singularly, in combination with another Award (or Awards), or in tandem whereby the exercise or vesting of one Award held by a Participant cancels another Award held by the Participant.  Each Award under the Plan shall be subject to the terms and conditions of the Plan and such additional terms, conditions, limitations and restrictions as the Committee shall provide with respect to such Award and as evidenced in the Award Agreement.  Subject to the provisions of Section 2.8, an Award may be granted as an alternative to or replacement of an existing Award under the Plan or any other plan of the Company or any Subsidiary or as the form of payment for grants or rights earned or due under any other compensation plan or arrangement of the Company or its Subsidiaries, including without limitation the plan of any entity acquired by the Company or any Subsidiary.  The types of Awards that may be granted under the Plan include:
     (a) Stock Options.  A Stock Option means a grant under Section 2.2 that represents the right to purchase shares of Stock at an Exercise Price established by the Committee.  Any Stock Option may be either an Incentive Stock Option (an “ISO”) that is intended to satisfy the requirements applicable to an “Incentive Stock Option” described in Code Section 422(b), or a Non-Qualified Stock Option (a “Non-Qualified Option”) that is not intended to be an ISO; provided, however, that no ISOs may be granted: (i) after the ten-year anniversary of the Effective Date; or (ii)  to a non-Employee.  Unless otherwise specifically provided by its terms, any Stock Option granted to an Employee under this Plan shall be an ISO. Any ISO granted under this Plan that does not qualify as an ISO for any reason (whether at the time of grant or as the result of a subsequent event) shall be deemed to be a Non-Qualified Option. In addition, any ISO granted under this Plan may be unilaterally modified by the Committee to disqualify such Stock Option from ISO treatment such that it shall become a Non-Qualified Option; provided, however, that any such modification shall be ineffective if it causes the Award to be subject to Code Section 409A (unless, as modified, the Award complies with Code Section 409A).
     (b) Stock Appreciation Rights.  A stock appreciation right (a “SAR”) means a grant under Section 2.2, which represents the right to receive in shares of Stock an amount equal to or based upon the excess of: (i) the Fair Market Value of a share of Stock at the time of exercise; over (ii) the Exercise Price established by the Committee in accordance with Section 2.2.

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     (c) Restricted Stock.  Restricted Stock means a grant of shares of Stock under Section 2.3 for no consideration or such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan, subject to a vesting schedule or the satisfaction of market conditions or performance conditions.
     (d) Restricted Stock Units. A Restricted Stock Unit means a grant under Section 2.4 denominated in shares of Stock that is similar to Restricted Stock except no shares of Stock are actually awarded on the date of grant of a Restricted Stock Unit. A Restricted Stock Unit is subject to a vesting schedule or the satisfaction of market conditions or performance conditions and may be settled, in the sole discretion of the Committee, in shares of Stock, cash, or a combination of cash and shares of Stock based on the Fair Market Value of a specified number of shares of Stock.
     Section 2.2 Stock Options and SARs.
     (a) Grant of Stock Options and SARs. Each Stock Option or SAR shall be evidenced by an Award Agreement that shall: (i) specify the number of Stock Options or SARs covered by the Award; (ii) specify the date of grant of the Stock Option or SAR; (iii) specify the vesting period or conditions to vesting; and (iv) contain such other terms and conditions not inconsistent with the Plan, including the effect of termination of a Participant’s employment or Service with the Company as the Committee may, in its discretion, prescribe.
     (b) Terms and Conditions. A Stock Option or SAR shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee. In no event, however, shall a Stock Option or SAR expire later than ten (10) years after the date of its grant (or five (5) years with respect to ISOs granted to an Employee who is a 10% Stockholder).  The “Exercise Price” of each Stock Option and SAR shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant (or, if greater, the par value of a share of Stock); provided, however, that the Exercise Price of an ISO shall not be less than 110% of Fair Market Value of a share of Stock on the date of grant if granted to a 10% Stockholder; provided further, that the Exercise Price may be higher or lower in the case of Stock Options or SARs granted or exchanged in replacement of existing Awards held by an Employee or Director of, or service provider to, an acquired entity.  The payment of the Exercise Price of a Stock Option shall be by cash or, subject to limitations imposed by applicable law, by such other means as the Committee may from time to time permit, including: (i) by tendering, either actually or constructively by attestation, shares of Stock valued at Fair Market Value as of the day of exercise; (ii) by irrevocably authorizing a third party, acceptable to the Committee, to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Stock Option and to remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise; (iii) by personal, certified or cashiers’ check; (iv) by other property deemed acceptable by the Committee; or (v) by any combination thereof. The total number of shares that may be acquired upon the exercise of a Stock Option shall be rounded down to the nearest whole share.
     Section 2.3 Restricted Stock.
     (a) Grant of Restricted Stock. Each Restricted Stock Award shall be evidenced by an Award Agreement that shall: (i) specify the number of shares of Stock covered by the Restricted Stock Award; (ii) specify the date of grant of the Restricted Stock Award; (iii) specify the vesting period; and (iv) contain such other terms and conditions not inconsistent with the Plan, including the effect of termination of a Participant’s employment or Service with the Company, as the Committee may, in its discretion, prescribe. All Restricted Stock Awards shall be in the form of issued and outstanding shares of Stock that shall be either: (x) registered in the name of the Participant and held by the Company, together with a stock power executed by the Participant in favor of the Company, pending the vesting or forfeiture of the Restricted Stock; or (y) registered in the name of, and delivered to, the Participant. In any event, the certificates evidencing the Restricted Stock Award shall at all times prior to the applicable vesting date bear the following legend:
The Stock evidenced hereby is subject to the terms of an Award Agreement with Northfield Bancorp, Inc. dated [Date], made pursuant to the terms of the Northfield Bancorp, Inc. 2008 Equity Incentive Plan, copies of which are on file at the executive offices of Northfield Bancorp, Inc., and may not be sold, encumbered, hypothecated or otherwise transferred except in accordance with the terms of such Plan and Award Agreement,

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or such other restrictive legend as the Committee, in its discretion, may specify. Notwithstanding the foregoing, the Company may in its sole discretion issue Restricted Stock in any other approved format (e.g., electronically) in order to facilitate the paperless transfer of such Awards. In the event Restricted Stock is not issued in certificate form, the Company and the transfer agent shall maintain appropriate bookkeeping entries that evidence Participants’ ownership of such Awards. Restricted Stock that is not issued in certificate form shall be subject to the same terms and conditions of the Plan as certificated shares, including the restrictions on transferability and the provision of a stock power executed by the Participant in favor of the Company, until the satisfaction of the conditions to which the Restricted Stock Award is subject.
     (b) Terms and Conditions. Each Restricted Stock Award shall be subject to the following terms and conditions:
     (i) Dividends. Unless the Committee determines otherwise with respect to any Restricted Stock Award and specifies such determination in the relevant Award Agreement, any dividends or distributions declared and paid with respect to shares of Stock subject to the Restricted Stock Award, other than a stock dividend consisting of shares of Stock, shall be immediately distributed to the Participant. If the Committee determines to delay the distribution of dividends to a Participant until the vesting of an Award of Restricted Stock, the Committee shall cause the dividend (and any earnings thereon) to be distributed to the Participant no later than two and one-half months following the date on which the Restricted Stock vests.
     (ii) Voting Rights. Unless the Committee determines otherwise with respect to any Restricted Stock Award and specifies such determination in the relevant Award Agreement, voting rights appurtenant to the shares of Restricted Stock shall be exercised by the Participant in his or her discretion.
     (iii) Tender Offers and Merger Elections. Each Participant to whom a Restricted Stock Award is granted shall have the right to respond, or to direct the response, with respect to the related shares of Restricted Stock, to any tender offer, exchange offer, cash/stock merger consideration election or other offer made to, or elections made by, the holders of shares of Stock. Such a direction for any such shares of Restricted Stock shall be given by proxy or ballot (if the Participant is the beneficial owner of the shares of Restricted Stock for voting purposes) or by completing and filing, with the inspector of elections, the trustee or such other person who shall be independent of the Company as the Committee shall designate in the direction (if the Participant is not such a beneficial owner), a written direction in the form and manner prescribed by the Committee. If no such direction is given, then the shares of Restricted Stock shall not be tendered.
     Section 2.4 Restricted Stock Units.
     (a) Grant of Restricted Stock Units.    Each Restricted Stock Unit Award shall be evidenced by an Award Agreement that shall: (i) specify the number of Restricted Stock Units covered by the Award; (ii) specify the date of grant of the Restricted Stock Units; (iii) specify the vesting period or market conditions or performance conditions that must be satisfied in order to vest in the Award; and (iv) contain such other terms and conditions not inconsistent with the Plan, including the effect of termination of a Participant’s employment or Service with the Company, as the Committee may, in its discretion, prescribe.
     (b) Terms and Conditions.    Each Restricted Stock Unit Award shall be subject to the following terms and conditions:
     (i) Terms of Award. A Restricted Stock Unit shall be similar to Restricted Stock except that no shares of Stock are actually awarded to the recipient on the date of grant. Each Restricted Stock Unit Award shall be evidenced by an Award Agreement that shall specify the Restriction Period (defined below), the number of Restricted Stock Units granted, and such other provisions, including the effect of termination of a Participant’s employment or Service with the Company, as the Committee shall determine. The Committee shall impose such other conditions and/or restrictions on any Restricted Stock Unit Award

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granted pursuant to the Plan as it may deem advisable. A Restricted Stock Unit Award may be settled in the sole discretion of the Committee, in cash, shares of Stock, or a combination of both.

     (ii) Dividend Equivalents. Subject to the restrictions, limitations and conditions described in the Plan and/or the Award Agreement, dividend equivalents shall be payable with respect to Restricted Stock Units. Such dividend equivalents will be fully vested and paid to a recipient of Restricted Stock Units at the same time that cash dividends are otherwise paid to owners of the Company’s Stock.
     (iii) No Voting Rights. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.
     Section 2.5 Performance-Based Compensation. Any Award under the Plan that is intended to be “performance-based compensation” within the meaning of Code Section 162(m) shall be conditioned on the achievement of one or more objective performance measures, to the extent required by Code Section 162(m), as may be determined by the Committee. The grant of any Award and the establishment of performance measures that are intended to be performance-based compensation shall be made during the period required under Code Section 162(m) and shall comply with all applicable requirements of Code Section 162(m).
     (a) Performance Measures.  Such performance measures may be based on any one or more of the following:
     (i) basic earnings per share;
     (ii) basic cash earnings per share;
     (iii) diluted earnings per share;
     (iv) diluted cash earnings per share;
     (v) net income or net income before taxes;
     (vi) cash earnings;
     (vii) net interest income;
     (viii) non-interest income;
     (ix) general and administrative expense to average assets ratio;
     (x) cash general and administrative expense to average assets ratio;
     (xi) efficiency ratio;
     (xii) cash efficiency ratio;
     (xiii) return on average assets;
     (xiv) cash return on average assets;
     (xv) return on average stockholders’ equity;
     (xvi) cash return on average stockholders’ equity;
     (xvii) return on average tangible stockholders’ equity;

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     (xviii) cash return on average tangible stockholders’ equity;
     (xix) core earnings;
     (xx) operating income;
     (xxi) operating efficiency ratio;
     (xxii) net interest rate margin or net interest rate spread;
     (xxiii) growth in assets, loans, or deposits;
     (xxiv) loan production volume;
     (xxv) non-performing loans;
     (xxvi) cash flow;
     (xxvii) strategic business objectives, consisting of one or more objectives based upon meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures, or goals relating to capital raising and capital management; or
     (xxviii) any combination of the foregoing.
     Performance measures may be based on the performance of the Company as a whole or on any one or more Subsidiaries or business units of the Company or a Subsidiary, may be measured relative to a peer group, an index or a business plan and may be considered as absolute measures or changes in measures. In establishing any performance measures, the Committee may provide for the exclusion of the effects of the following items, to the extent identified in the audited financial statements of the Company, including footnotes, or in the Management’s Discussion and Analysis section of the Company’s annual report or in the Compensation Discussion and Analysis Section, if any, of the Company’s annual proxy statement: (i) extraordinary, unusual, and/or nonrecurring items of gain or loss; (ii) gains or losses on the disposition of a business; (iii) changes in tax or accounting principles, regulations or laws; or (iv) mergers or acquisitions.  To the extent not specifically excluded, such effects shall be included in any applicable performance measure.
     (b) Adjustments. Pursuant to this Section 2.5, in certain circumstances the Committee may adjust performance measures; provided, however, no adjustment may be made with respect to an Award that is intended to be performance-based compensation within the meaning of Code Section 162(m), except to the extent the Committee exercises such negative discretion as is permitted under applicable law for purposes of an exception under Code Section 162(m). If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or its Subsidiaries conducts its business or other events or circumstances render current performance measures to be unsuitable, the Committee may modify such performance measures, in whole or in part, as the Committee deems appropriate. If a Participant is promoted, demoted or transferred to a different business unit during a performance period, the Committee may determine that the selected performance measures or applicable performance period are no longer appropriate, in which case, the Committee, in its sole discretion, may: (i) adjust, change or eliminate the performance measures or change the applicable performance period; or (ii) cause to be made a cash payment to the Participant in an amount determined by the Committee.
     Section 2.6 Vesting of Awards. Subject to the following, no Awards under the Plan shall be granted with a vesting rate exceeding twenty percent (20%) per year, with the first installment vesting one year after the date of grant. If the right to become vested in an Award under the Plan (including the right to exercise a Stock Option or SAR) is conditioned on the completion of a specified period of Service with the Company or its Subsidiaries, without achievement of performance measures or other performance objectives being required as a condition of vesting, and without it being granted in lieu of, or in exchange for, other compensation, then the required period of

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Service for full vesting shall be determined by the Committee and evidenced in the Award Agreement (subject to acceleration of vesting, to the extent permitted by the Committee, including in the event of the Participant’s death, Disability, Retirement (with respect to Employees only), or Involuntary Termination of Employment following a Change in Control). Unless otherwise provided by the Committee, Service as a director emeritus or advisory director shall constitute Service for purposes of vesting.
     Section 2.7 Deferred Compensation. If any Award would be considered “deferred compensation” as defined under Code Section 409A (“Deferred Compensation”), the Committee reserves the absolute right (including the right to delegate such right) to unilaterally amend the Plan or the Award Agreement, without the consent of the Participant, to maintain exemption from, or to comply with, Code Section 409A. Any amendment by the Committee to the Plan or an Award Agreement pursuant to this Section 2.7 shall maintain, to the extent practicable, the original intent of the applicable provision without violating Code Section 409A. A Participant’s acceptance of any Award under the Plan constitutes acknowledgement and consent to such rights of the Committee, without further consideration or action. Any discretionary authority retained by the Committee pursuant to the terms of this Plan or pursuant to an Award Agreement shall not be applicable to an Award which is determined to constitute Deferred Compensation, if such discretionary authority would contravene Code Section 409A.
     Section 2.8 Prohibition Against Option Repricing.  Except for adjustments pursuant to Section 3.4, and reductions of the Exercise Price approved by the Company’s stockholders, neither the Committee nor the Board shall have the right or authority to make any adjustment or amendment that reduces or would have the effect of reducing the Exercise Price of a Stock Option or SAR previously granted under the Plan, whether through amendment, cancellation (including cancellation in exchange for a cash payment in excess of the Stock Option’s in-the-money value) or replacement grants, or other means.
     Section 2.9. Effect of Termination of Service on Awards. The Committee shall establish the effect of a Termination of Service on the continuation of rights and benefits available under an Award or the Plan and, in so doing, may make distinctions based upon, among other things, the cause of Termination of Service and type of Award. Unless otherwise provided in an Award Agreement or as set forth in an employment agreement entered into by and between the Company and/or the Bank and an Employee, the following provisions shall apply to each Award granted under this Plan:
     (a) Upon a Participant’s Termination of Service for any reason other than Disability, Retirement, death or termination for Cause, Stock Options and SARs shall be exercisable only as to those shares that were immediately exercisable by such Participant at the date of termination, and Stock Options and SARs may be exercised only for a period of three months following termination and any Restricted Stock and Restricted Stock Units that have not vested as of the date of Termination of Service shall expire and be forfeited.
     (b) In the event of a Termination of Service for Cause, all Stock Options and SARs granted to a Participant that have not been exercised and all Restricted Stock and Restricted Stock Units granted to a Participant that have not vested shall expire and be forfeited.
     (c) Upon Termination of Service for reason of Disability or death, and with respect to Employees only, upon Retirement, all Stock Options and SARs shall be exercisable as to all shares subject to an outstanding Award, whether or not then exercisable, and all Restricted Stock and Restricted Stock Units shall vest as to all shares subject to an outstanding Award, whether or not otherwise immediately vested, at the date of Termination of Service; provided, however, Restricted Stock or Restricted Stock Units that are intended to qualify as performance-based compensation within the meaning of Code Section 162(m) will not vest on Retirement unless the Award Agreement so specifies. Stock Options and SARs, including vested Stock Options and SARs held by a Director who has a Termination of Service due to Retirement, may be exercised for a period of one year following Termination of Service due to Retirement, death or Disability; provided, however, that no Stock Option shall be eligible for treatment as an ISO in the event such Stock Option is exercised more than one year following Termination of Service due to Disability and provided, further, in order to obtain ISO treatment for Stock Options exercised by heirs or devisees of an optionee, the optionee’s death must have occurred while employed or within three (3) months of Termination of Service.

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     (d) Notwithstanding anything herein to the contrary, no Stock Option or SAR shall be exercisable beyond the last day of the original term of such Stock Option or SAR.
     (e) Notwithstanding the provisions of this Section 2.9, the effect of a Change in Control on the vesting/exercisability of Stock Options, SARs, Restricted Stock and Restricted Stock Units is as set forth in Article 4.
ARTICLE 3 — SHARES SUBJECT TO PLAN
     Section 3.1 Available Shares.  The shares of Stock with respect to which Awards may be made under the Plan shall be shares currently authorized but unissued, currently held or, to the extent permitted by applicable law, subsequently acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions.
     Section 3.2 Share Limitations.
     (a) Share Reserve. Subject to the following provisions of this Section 3.2, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be equal to Three Million Seventy-Three Thousand and Four Hundred and Eighty-Eight (3,073,488) shares of Stock. All of such shares of Stock may be delivered pursuant to options (all of which may be granted as ISOs), and up to a maximum of Eight Hundred Seventy Eight Thousand One Hundred and Thirty Nine (878,139) shares of Stock may be issued pursuant to Restricted Stock Awards, provided that shares of Stock used to fund options greater than Two Million One Hundred Ninety-Five Thousand Three Hundred Forty-Nine (2,195,349) shares of Stock must be obtained through stock repurchases. The aggregate number of shares available for grant under this Plan and the number of shares of Stock subject to outstanding awards shall be subject to adjustment as provided in Section 3.4.
     (b) Computation of Shares Available. For purposes of this Section 3.2 and in connection with the granting of a Stock Option or SAR (other than a tandem SAR), or Restricted Stock or Restricted Stock Units, the number of shares of Stock available for the granting of additional Stock Options, SARs, Restricted Stock and Restricted Stock Units shall be reduced by the number of shares of Stock in respect of which the Stock Option, SAR, Restricted Stock or Restricted Stock Unit is granted or denominated. To the extent any shares of Stock covered by an Award (including Restricted Stock and/or Restricted Stock Units) under the Plan are not delivered to a Participant or beneficiary for any reason, including because the Award is forfeited or canceled or because a Stock Option or SAR is not exercised, then such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan. To the extent (i) a Stock Option is exercised by using an actual or constructive exchange of shares of Stock to pay the Exercise Price, (ii) shares of Stock are withheld to satisfy withholding taxes upon exercise or vesting of an Award granted hereunder, or (iii) SARs are settled in shares of Stock upon exercise, the number of shares of Stock available shall be reduced by the gross number of Stock Options or SARs exercised rather than by the net number of shares of Stock issued.
     Section 3.3 Limitations on Grants to Individuals.
     (a) Options and SARs.  The maximum number of shares of Stock, in the aggregate, that may be covered by Stock Option and/or SAR Awards granted to any one Employee pursuant to Section 3.2 shall not exceed Seven Hundred Sixty-Eight Thousand Three Hundred Seventy-Two (768,372) (twenty-five percent (25%) of all shares of stock that are available for award as Stock Options and/or SARs under Section 3.2). All such Awards may be granted during any one calendar year. For purposes of this Section 3.3(a), if a Stock Option is granted in tandem with an SAR, such that the exercise of the Stock Option or SAR with respect to a share of Stock cancels the tandem SAR or Stock Option, respectively, with respect to such share, the tandem Stock Option and SAR with respect to each share of Stock shall be counted as covering but one share of Stock for purposes of applying the limitations of this Section 3.3.
     (b) Restricted Stock and Restricted Stock Units.  The maximum number of shares of Stock, in the aggregate, that may be covered by Restricted Stock and/or Restricted Stock Unit Awards granted to any one

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Employee pursuant to Section 3.2 shall not exceed Two Hundred Nineteen Thousand Five Hundred Thirty-Four (219,534) (twenty-five percent (25%) of all shares of stock that are available for award as Restricted Stock and/or Restricted Stock Units under Section 3.2). All such Awards may be granted during any one calendar year.
     (c) Director Awards. The maximum number of shares of Stock, in the aggregate, that may be covered by Stock Option and/or SAR Awards granted to any one individual non-Employee Director pursuant to Section 3.2 shall not exceed five percent (5%) of all shares of Stock that are available for award as Stock Options and/or SARs under Section 3.2. The maximum number of shares of Stock, in the aggregate, that may be covered by Restricted Stock and/or Restricted Stock Unit Awards granted to any one individual non-Employee Director pursuant to Section 3.2 shall not exceed five percent (5%) of all shares of Stock that are available for award under Section 3.2 as Restricted Stock and/or Restricted Stock Units. In addition, the maximum number of shares of Stock that may be covered by Stock Option and/or SAR Awards granted to all non-Employee Directors, in the aggregate, pursuant to Section 3.2 shall not exceed thirty percent (30%) of all shares of Stock that are available for award as Stock Options and/or SARs under Section 3.2, and the maximum number of shares of Stock that may be covered by Restricted Stock or Restricted Stock Unit Awards granted to all non-Employee Directors, in the aggregate, pursuant to Section 3.2 shall not exceed thirty percent (30%) of all shares of Stock that are available for award as Restricted Stock and/or Restricted Stock Units under Section 3.2.
     Section 3.4 Corporate Transactions.
     (a) General. In the event any recapitalization, forward or reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, or exchange of shares of Stock or other securities, stock dividend or other special and nonrecurring dividend or distribution (whether in the form of cash, securities or other property), liquidation, dissolution, or other similar corporate transaction or event, affects the shares of Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan and/or under any Award granted under the Plan, then the Committee shall, in an equitable manner, adjust any or all of (i) the number and kind of securities deemed to be available thereafter for grants of Stock Options, SARs, Restricted Stock and Restricted Stock Units in the aggregate to all Participants and individually to any one Participant, (ii) the number and kind of securities that may be delivered or deliverable in respect of outstanding Stock Options, SARs, Restricted Stock and Restricted Stock Units, and (iii) the Exercise Price of Stock Options and SARs. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Stock Options, SARs, Restricted Stock and Restricted Stock Units (including, without limitation, cancellation of Stock Options, SARs, Restricted Stock and Restricted Stock Units in exchange for the in-the-money value, if any, of the vested portion thereof, or substitution or exchange of Stock Options, SARs, Restricted Stock or Restricted Stock Units using stock of a successor or other entity) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any parent or Subsidiary or the financial statements of the Company or any parent or Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles. Unless otherwise determined by the Committee, any such adjustment to an Award intended to qualify as “performance-based compensation” shall conform to the requirements of Code Section 162(m) and the regulations thereunder then in effect.
     (b) Merger in which Company is Not Surviving Entity. In the event of any merger, consolidation, or other business reorganization (including, but not limited to, a Change in Control) in which the Company is not the surviving entity, unless otherwise determined by the Committee at any time at or after grant and prior to the consummation of such merger, consolidation or other business reorganization, any Stock Options or SARs granted under the Plan which remain outstanding shall be converted into Stock Options to purchase or SARs to acquire voting common equity securities of the business entity which survives such merger, consolidation or other business reorganization having substantially the same terms and conditions as the outstanding Stock Options or SARs under this Plan and reflecting the same economic benefit (as measured by the difference between the aggregate Exercise Price and the value exchanged for outstanding shares of Stock in such merger, consolidation or other business reorganization), all as determined by the Committee prior to the consummation of such merger; provided, however, that the Committee may, at any time prior to the consummation of such merger, consolidation or other business reorganization, direct that all, but not less than all, outstanding Stock Options and SARs be canceled as of the effective date of such merger, consolidation or other business reorganization in exchange for a cash payment per share of Stock equal to the excess (if any) of the value exchanged for an outstanding share of Stock in such merger, consolidation or other business reorganization over the Exercise Price of the Stock Option or SAR being canceled.

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     Section 3.5 Delivery of Shares.  Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:
     (a) Compliance with Applicable Laws.  Notwithstanding any other provision of the Plan, the Company shall have no obligation to deliver any shares of Stock or make any other distribution of benefits under the Plan unless such delivery or distribution complies with all applicable laws (including, the requirements of the Securities Act), and the applicable requirements of any securities exchange or similar entity.
     (b) Certificates.  To the extent that the Plan provides for the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.
ARTICLE 4 — CHANGE IN CONTROL
     Section 4.1 Consequence of a Change in Control. Subject to the provisions of Section 3.4 (relating to the adjustment of shares), and except as otherwise provided in the Plan or as determined by the Committee and set forth in the terms of any Award Agreement or as set forth in an employment agreement entered into by and between the Company and/or the Bank and an Employee:
     (a) At the time of an Involuntary Termination of Employment (as defined in Section 8.1) (or, as to a Director, Termination of Service as a Director) following a Change in Control, all Stock Options and SARs then held by the Participant shall become fully exercisable (subject to the expiration provisions otherwise applicable to the Stock Option or SAR).
     (b) At the time of an Involuntary Termination of Employment (as defined in Section 8.1) (or, as to a Director, Termination of Service as a Director) following a Change in Control, all Awards of Restricted Stock described in Section 2.1(c) and Restricted Stock Units described in Section 2.1(d) shall be fully earned and vested immediately. Notwithstanding the above, any Awards the vesting of which are based on satisfaction of performance-based conditions will be vested as specified in subsection (c) hereof.
     (c) In the event of a Change in Control, any performance measure attached to an Award under the Plan shall be deemed satisfied as of the date of the Change in Control.
     Section 4.2 Definition of Change in Control.  For purposes of the Plan, unless otherwise provided in an Award Agreement, a “Change in Control” shall be deemed to have occurred upon the earliest to occur of the following:
     (a) any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (a “Person”), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty five percent (25%) or more of the combined voting power of the Company’s then outstanding Voting Securities, provided that, notwithstanding the foregoing and for all purposes of this Plan: (a) the term “Person” shall not include (1) the MHC, the Company or any of its Subsidiaries, (2) an employee benefit plan of the Company or any of its Subsidiaries (including the Plan), and any trustee or other fiduciary holding securities under any such plan (but only with respect to securities held under any such plan), or (3) a corporation or other entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Stock of the Company; (b) no Person shall be deemed the beneficial owner of any securities acquired by such Person in an Excluded Transaction; and (c) no Director or officer of the Company or any direct or indirect Subsidiary of the Company (or any affiliate of any such Director or officer) shall, by reason of any or all of such Directors or officers acting in their capacities as such, be deemed to beneficially own any securities beneficially owned by any other such Director or officer (or any affiliate thereof); or
     (b) the Incumbent Directors cease, for any reason, to constitute a majority of the Whole Board; or
     (c) a plan of reorganization, merger, consolidation or similar transaction involving the Company and one or more other corporations or entities is consummated, other than a plan of reorganization, merger,

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consolidation or similar transaction that is an Excluded Transaction, or the stockholders of the Company approve a plan of complete liquidation of the Company, or a sale, liquidation or other disposition of all or substantially all of the assets of the Company or any bank Subsidiary of the Company is consummated; or
     (d) a tender offer is made for 25% or more of the outstanding Voting Securities of the Company and the stockholders owning beneficially or of record 25% or more of the outstanding Voting Securities of the Company have tendered or offered to sell their shares pursuant to such tender offer and such tendered shares have been accepted by the tender offeror; or
     (e) a Potential Change in Control occurs, and the Board determines, pursuant to the vote of a majority of the Whole Board, with at least two-thirds (2/3) of the Incumbent Directors then in office voting in favor of such determination, to deem the Potential Change in Control to be a Change in Control for the purposes of this Plan.
     Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired beneficial ownership of more than the permitted amount of the then outstanding common stock or Voting Securities as a result of the acquisition of Stock or Voting Securities by the Company, which by reducing the number of shares of Stock or Voting Securities then outstanding, increases the proportional number of shares beneficially owned by the Subject Person; provided, however, that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Stock or Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the beneficial owner of any additional Stock or Voting Securities which increases the percentage of the then outstanding Stock or Voting Securities beneficially owned by the Subject Person, then a Change in Control shall occur. In addition, and notwithstanding the foregoing, a Change in Control shall not be deemed to occur as a result of or in connection with a “second-step” conversion of the MHC to stock form, unless otherwise provided in the Award Agreement. In the event that an Award constitutes Deferred Compensation, and the settlement of, or distribution of benefits under, such Award is to be triggered solely by a Change in Control, then with respect to such Award, a Change in Control shall be defined as required under Code Section 409A, as in effect at the time of such transaction.
ARTICLE 5 — COMMITTEE
     Section 5.1 Administration. The Plan shall be administered by the members of the Compensation Committee of the Company who are Disinterested Board Members. If the Committee consists of fewer than three Disinterested Board Members, then the Board shall appoint to the Committee such additional Disinterested Board Members as shall be necessary to provide for a Committee consisting of at least three Disinterested Board Members. Any members of the Committee who do not qualify as Disinterested Board Members shall abstain from participating in any discussion to make or administer Awards that are made to Participants who at the time of consideration for such Award: (i) are persons subject to the short-swing profit rules of Section 16 of the Exchange Act, or (ii) are reasonably anticipated to be Covered Employees during the term of the Award. The Board (or those members of the Board who are “independent directors” under the corporate governance statutes or rules of any national securities exchange on which the Company lists its securities) may, in its discretion, take any action and exercise any power, privilege or discretion conferred on the Committee under the Plan with the same force and effect under the Plan as if done or exercised by the Committee. Notwithstanding anything to the contrary herein, all Awards made by the Committee and any performance criteria established by the Committee with respect to an Award, shall be subject to the ratification of the Board.
     Section 5.2 Powers of Committee.  Subject to Section 5.1, the administration of the Plan by the Committee shall be subject to the following:
     (a) the Committee will have the authority and discretion to select from among the Company’s and its Subsidiaries’ Employees and Directors those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions (including without limitation, provisions relating to non-competition, non-solicitation and confidentiality), and other provisions of such Awards (subject to the restrictions imposed by Article 6) to cancel or suspend Awards and to reduce, eliminate or accelerate any restrictions or vesting requirements applicable to an Award at any time after the grant of the Award (including accelerating awards in the event of a “second-step” conversion of the MHC to stock form).

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     (b) The Committee will have the authority and discretion to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.
     (c) The Committee will have the authority to define terms not otherwise defined herein.
     (d) Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.
     (e) In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the charter and bylaws of the Company and applicable corporate law.
     Section 5.3 Delegation by Committee.  Except to the extent prohibited by applicable law, the applicable rules of a stock exchange or the Plan, or as necessary to comply with the exemptive provisions of Rule 16b-3 promulgated under the Exchange Act or Code Section 162(m), the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it, including: (a) delegating to a committee of one or more members of the Board who are not “outside directors” within the meaning of Code Section 162(m), the authority to grant Awards under the Plan to eligible persons who are not persons with respect to whom the Company wishes to comply with Code Section 162(m); and/or (b) delegating to a committee of one or more members of the Board who are not “non-employee directors,” within the meaning of Rule 16b-3, the authority to grant Awards under the Plan to eligible persons who are not then subject to Section 16 of the Exchange Act.  The acts of such delegates shall be treated hereunder as acts of the Committee and such delegates shall report regularly to the Committee regarding the delegated duties and responsibilities and any Awards so granted. Any such allocation or delegation may be revoked by the Committee at any time.
     Section 5.4 Information to be Furnished to Committee.  As may be permitted by applicable law, the Company and its Subsidiaries shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties.  The records of the Company and its Subsidiaries as to a Participant’s employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined by the Committee to be manifestly incorrect.  Subject to applicable law, Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.
     Section 5.5 Committee Action. The Committee shall hold such meetings, and may make such administrative rules and regulations, as it may deem proper. A majority of the members of the Committee shall constitute a quorum, and the action of a majority of the members of the Committee present at a meeting at which a quorum is present, as well as actions taken pursuant to the unanimous written consent of all of the members of the Committee without holding a meeting, shall be deemed to be actions of the Committee. Subject to Section 5.1, all actions of the Committee shall be final and conclusive and shall be binding upon the Company, Participants and all other interested parties. Any person dealing with the Committee shall be fully protected in relying upon any written notice, instruction, direction or other communication signed by a member of the Committee or by a representative of the Committee authorized to sign the same in its behalf.
ARTICLE 6 — AMENDMENT AND TERMINATION
     Section 6.1 General.  The Board may, as permitted by law, at any time, amend or terminate the Plan, and may amend any Award Agreement, provided that no amendment or termination (except as provided in Section 2.7, Section 3.4 and Section 6.2) may cause the Award to violate Code Section 409A, or, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely impair the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board; provided, however, that, no amendment may (a) materially increase the benefits accruing to Participants under the Plan, (b) materially increase the aggregate number of securities which may be issued under the Plan, other than pursuant to Section 3.4, or (c) materially modify the requirements for participation in the Plan, unless the amendment under (a), (b) or (c) above is approved by the Company’s stockholders.

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     Section 6.2 Amendment to Conform to Law and Accounting Changes.  Notwithstanding any provision in this Plan or any Award Agreement to the contrary, the Committee may amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of (i) conforming the Plan or the Award Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Code Section 409A), or (ii) avoiding an accounting treatment resulting from an accounting pronouncement or interpretation thereof issued by the Securities and Exchange Commission or Financial Accounting Standards Board subsequent to the adoption of the Plan or the making of the Award affected thereby, which, in the sole discretion of the Committee, may materially and adversely affect the financial condition or results of operations of the Company. By accepting an Award under this Plan, each Participant agrees and consents to any amendment made pursuant to this Section 6.2 or Section 2.7 to any Award granted under the Plan without further consideration or action.
ARTICLE 7 — GENERAL TERMS
     Section 7.1 No Implied Rights.
     (a) No Rights to Specific Assets.  Neither a Participant nor any other person shall by reason of participation in the Plan acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including any specific funds, assets, or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan.  A Participant shall have only a contractual right to the shares of Stock or amounts, if any, payable or distributable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.
     (b) No Contractual Right to Employment or Future Awards.  The Plan does not constitute a contract of employment, and selection as a Participant will not give any participating Employee the right to be retained in the employ of the Company or any Subsidiary or any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.  No individual shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to receive a future Award under the Plan.
     (c) No Rights as a Stockholder. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any rights as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.
     Section 7.2 Transferability.  Except as otherwise so provided by the Committee, ISOs under the Plan are not transferable except (i) as designated by the Participant by will or by the laws of descent and distribution, (ii) to a trust established by the Participant, if under Code Section 671 and applicable state law, the Participant is considered the sole beneficial owner of the Stock Option while held in trust, or (iii) between spouses incident to a divorce or pursuant to a domestic relations order, provided, however, in the case of a transfer within the meaning of this Section 7.2(iii), the Stock Option shall not qualify as an ISO as of the day of such transfer. The Committee shall have the discretion to permit the transfer of Stock Options (other than ISOs) and SARs (other than SARs granted in tandem with ISOs) under the plan; provided, however, that such transfers shall be limited to Immediate Family Members of Participants, trusts and partnerships established for the primary benefit of such family members or to charitable organizations, and; provided, further, that such transfers are not made for consideration to the Participant.
     Awards of Restricted Stock shall not be transferable prior to the time that such Awards vest in the Participant. Restricted Stock Units shall not be transferable prior to the time such Awards are both vested and distributed to the Participant.
     Section 7.3 Designation of Beneficiaries.  A Participant hereunder may file with the Company a written designation of a beneficiary or beneficiaries under this Plan and may from time to time revoke or amend any such designation (“Beneficiary Designation”). Any designation of beneficiary under this Plan shall be controlling over any other disposition, testamentary or otherwise (unless such disposition is pursuant to a domestic relations order); provided, however, that if the Committee is in doubt as to the entitlement of any such beneficiary to any Award, the Committee may determine to recognize only the legal representative of the Participant, in which case the Company, the Committee and the members thereof shall not be under any further liability to anyone.

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     Section 7.4 Non-Exclusivity.  Neither the adoption of this Plan by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as either may deem desirable, including, without limitation, the granting of Restricted Stock, Restricted Stock Units, SARs or Stock Options otherwise than under the Plan or an arrangement that is or is not intended to qualify under Code Section 162(m), and such arrangements may be either generally applicable or applicable only in specific cases.
     Section 7.5 Award Agreement.  Each Award granted under the Plan shall be evidenced by an Award Agreement signed by the Participant. A copy of the Award Agreement, in any medium chosen by the Committee, shall be provided (or made available electronically) to the Participant.
     Section 7.6 Form and Time of Elections.  Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification or revocation thereof, shall be filed with the Company at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.
     Section 7.7 Evidence.  Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information upon which the person is acting considers pertinent and reliable, and signed, made or presented by the proper party or parties.
     Section 7.8 Tax Withholding.  Where a Participant is entitled to receive shares of Stock upon the vesting or exercise of an Award, the Company shall have the right to require such Participant to pay to the Company the amount of any tax that the Company is required to withhold with respect to such vesting or exercise, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of shares of Stock to cover the minimum amount required to be withheld. To the extent determined by the Committee and specified in an Award Agreement, a Participant shall have the right to direct the Company to satisfy the minimum required federal, state and local tax withholding by: (i) with respect to a Stock Option or SAR settled in stock, reducing the number of shares of Stock subject to the Stock Option or SAR (without issuance of such shares of Stock to the Stock Option holder) by a number equal to the quotient of (a) the total minimum amount of required tax withholding divided by (b) the excess of the Fair Market Value of a share of Stock on the exercise date over the Exercise Price per share of Stock; (ii) with respect to Restricted Stock, withholding a number of shares (based on the Fair Market Value on the vesting date) otherwise vesting that would satisfy the minimum amount of required tax withholding; and (iii) with respect to a Restricted Stock Unit, withholding from the amount of cash or shares of Stock distributed, an amount sufficient to satisfy the minimum amount of required tax withholding. Provided there are no adverse accounting consequences to the Company (a requirement to have liability classification of an award under SFAS 123(R) is an adverse consequence), a Participant who is not required to have taxes withheld may require the Company to withhold in accordance with the preceding sentence as if the Award were subject to minimum tax withholding requirements.
     Section 7.9 Action by Company or Subsidiary.  Any action required or permitted to be taken by the Company or any Subsidiary shall be by resolution of its board of directors, or by action of one or more members of the Board (including a committee of the Board) who are duly authorized to act for the Board, or (except to the extent prohibited by applicable law or applicable rules of any stock exchange) by a duly authorized officer of the Company or such Subsidiary.
     Section 7.10 Successors.  All obligations of the Company under the Plan shall be binding upon and inure to the benefit of any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business, stock, and/or assets of the Company.
     Section 7.11 Indemnification.  To the fullest extent permitted by law and the Company’s governing documents, each person who is or shall have been a member of the Committee, or of the Board, or an officer of the Company to whom authority was delegated in accordance with Section 5.3, or an Employee of the Company, shall be indemnified and held harmless by the Company against and from any loss (including amounts paid in settlement), cost, liability or expense (including reasonable attorneys’ fees) that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a

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party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute or regulation. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s charter or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
     Section 7.12 No Fractional Shares.  Unless otherwise permitted by the Committee, no fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.
     Section 7.13 Governing Law.  The Plan, all Awards granted hereunder, and all actions taken in connection herewith shall be governed by and construed in accordance with the laws of the State of New Jersey without reference to principles of conflict of laws, except as superseded by applicable federal law. The federal and state courts located in Middlesex County, New Jersey, shall have exclusive jurisdiction over any claim, action, complaint or lawsuit brought under the terms of the Plan. By accepting any award under this Plan, each Participant and any other person claiming any rights under the Plan agrees to submit himself and any legal action that the Participant brings under the Plan, to the sole jurisdiction of such courts for the adjudication and resolution of any such disputes.
     Section 7.14 Benefits Under Other Plans.  Except as otherwise provided by the Committee or as set forth in a Qualified Retirement Plan, Awards to a Participant (including the grant and the receipt of benefits) under the Plan shall be disregarded for purposes of determining the Participant’s benefits under, or contributions to, any Qualified Retirement Plan, non-qualified plan and any other benefit plans maintained by the Participant’s employer. The term “Qualified Retirement Plan” means any plan of the Company or a Subsidiary that is intended to be qualified under Code Section 401(a).
     Section 7.15 Validity.  If any provision of this Plan is determined to be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision has never been included herein.
     Section 7.16 Notice.  Unless otherwise provided in an Award Agreement, all written notices and all other written communications to the Company provided for in the Plan or in any Award Agreement, shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid (provided that international mail shall be sent via overnight or two-day delivery), or sent by facsimile, email or prepaid overnight courier to the Company at its principal executive office. Such notices, demands, claims and other communications shall be deemed given:
     (a) in the case of delivery by overnight service with guaranteed next day delivery, the next day or the day designated for delivery;
     (b) in the case of certified or registered U.S. mail, five (5) days after deposit in the U.S. mail; or
     (c) in the case of facsimile or email, the date upon which the transmitting party received confirmation of receipt; provided, however, that in no event shall any such communications be deemed to be given later than the date they are actually received, provided they are actually received.
In the event a communication is not received, it shall only be deemed received upon the showing of an original of the applicable receipt, registration or confirmation from the applicable delivery service. Communications that are to be delivered by U.S. mail or by overnight service to the Company shall be directed to the attention of the Company’s Chief Operating Officer and to the Corporate Secretary.

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     Section 7.17 Forfeiture Events.
     (a) The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events include, but are not limited to, termination of employment for cause, termination of the Participant’s provisions of Services to the Company or any Subsidiary, violation of material Company or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct of the Participant that is detrimental to the business or reputation of the Company or any Subsidiary.
     (b) If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the federal securities laws, any Participant who is subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the twelve (12) month period following the first public issuance or filing with the SEC (whichever first occurred) of the financial document embodying such financial reporting requirement.
     In addition, in the event of an accounting restatement, the Committee, in its sole and exclusive discretion, may require that any Participant reimburse the Company for all or any part of the amount of any payment in settlement of any Award granted hereunder.
ARTICLE 8 — DEFINED TERMS; CONSTRUCTION
     Section 8.1 In addition to the other definitions contained herein, unless otherwise specifically provided in an Award Agreement, the following definitions shall apply:
     (a) “10% Stockholder” means an individual who, at the time of grant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company.
     (b) “Award” means any Stock Option, SAR, Restricted Stock and Restricted Stock Unit or any or all of them, or any other right or interest relating to stock or cash, granted to a Participant under the Plan.
     (c) “Award Agreement” means the document (in whatever medium prescribed by the Committee) which evidences the terms and conditions of an Award under the Plan. Such document is referred to as an agreement, regardless of whether a Participant’s signature is required.
     (d) “Board” means the Board of Directors of the Company.
     (e) If the Participant is subject to a written employment agreement (or other similar written agreement) with the Company or a Subsidiary that provides a definition of termination for “Cause,” then, for purposes of this Plan, the term “Cause” shall have meaning set forth in such agreement. In the absence of such a definition, “Cause” means (i) the conviction of the Participant of a felony or of any lesser criminal offense involving moral turpitude; (ii) the willful commission by the Participant of a criminal or other act that, in the judgment of the Board, will likely cause substantial economic damage to the Company or any Subsidiary or substantial injury to the business reputation of the Company or any Subsidiary; (iii) the commission by the Participant of an act of fraud in the performance of his duties on behalf of the Company or any Subsidiary; (iv) the continuing willful failure of the Participant to perform his duties to the Company or any Subsidiary (other than any such failure resulting from the Participant’s incapacity due to physical or mental illness) after written notice thereof; or (v) an order of a federal or state regulatory agency or a court of competent jurisdiction requiring the termination of the Participant’s Service with the Company.
     (f) “Change in Control” has the meaning ascribed to it in Section 4.2.

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     (g) “Code” means the Internal Revenue Code of 1986, as amended, and any rules, regulations and guidance promulgated thereunder, as modified from time to time.
     (h) “Code Section 409A” means the provisions of Section 409A of the Code and any rules, regulations and guidance promulgated thereunder, as modified from time to time.
     (i) “Committee” means the Committee acting under Article 5.
     (j) “Covered Employee” has the meaning given the term in Code Section 162(m), and shall also include any other Employee who may become a Covered Employee before an Award vests, as the Committee may determine in its sole discretion.
     (k) “Director” means a member of the Board of Directors of the Company or a Subsidiary.
     (l) If the Participant is subject to a written employment agreement (or other similar written agreement) with the Company or a Subsidiary that provides a definition of “Disability” or “Disabled,” then, for purposes of this Plan, the terms “Disability” or “Disabled” shall have meaning set forth in such agreement. In the absence of such a definition, “Disability” shall be defined in accordance with the Bank’s long-term disability plan. To the extent that an Award hereunder is subject to Code Section 409A, “Disability” or “Disabled” shall mean that a Participant: (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months; or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering the Company’s Employees. Except to the extent prohibited under Code Section 409A, if applicable, the Committee shall have discretion to determine if a termination due to Disability has occurred.
     (m) “Disinterested Board Member” means a member of the Board who: (a) is not a current Employee of the Company or a Subsidiary; (b) is not a former employee of the Company who receives compensation for prior Services (other than benefits under a tax-qualified retirement plan) during the taxable year; (c) has not been an officer of the Company; (d) does not receive remuneration from the Company or a Subsidiary, either directly or indirectly, in any capacity other than as a Director except in an amount for which disclosure would not be required pursuant to Item 404 of SEC Regulation S-K in accordance with the proxy solicitation rules of the SEC, as amended or any successor provision thereto; and (e) does not possess an interest in any other transaction, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(a) of SEC Regulation S-K under the proxy solicitation rules of the SEC, as amended or any successor provision thereto. The term Disinterested Board Member shall be interpreted in such manner as shall be necessary to conform to the requirements of section 162(m) of the Code, Rule 16b-3 promulgated under the Exchange Act and the corporate governance standards imposed on compensation committees under the listing requirements imposed by any national securities exchange on which the Company lists or seeks to list its securities.
     (n) “Employee” means any person employed by the Company or any Subsidiary. Directors who are also employed by the Company or a Subsidiary shall be considered Employees under the Plan.
     (o) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
     (p) “Excluded Transaction” means (I) a plan of reorganization, merger, consolidation or similar transaction that would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving corporation or any parent thereof) at least 50% of the combined voting power of the Voting Securities of the entity surviving the plan of reorganization, merger, consolidation or similar transaction (or the parent of such surviving entity) immediately after such plan of reorganization, merger, consolidation or similar transaction; and (II) a second-step conversion of the MHC.

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     (q) “Exercise Price” means the price established with respect to a Stock Option or SAR pursuant to Section 2.2.
     (r) “Fair Market Value” means, with respect to a share of Stock on a specified date:
     (I) the final reported sales price on the date in question (or if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) as reported in the principal consolidated reporting system with respect to securities listed or admitted to trading on the principal United States securities exchange on which the shares of Stock are listed or admitted to trading, as of the close of the market in New York City and without regard to after-hours trading activity; or
     (II) if the shares of Stock are not listed or admitted to trading on any such exchange, the closing bid quotation with respect to a share of Stock on such date, as of the close of the market in New York City and without regard to after-hours trading activity, or, if no such quotation is provided, on another similar system, selected by the Committee, then in use; or
     (III) if (I) and (II) are not applicable, the Fair Market Value of a share of Stock as the Committee may determine in good faith and in accordance with Code Section 422 and the applicable requirements of Code Section 409A and the regulations promulgated thereunder. For purposes of the exercise of a Stock Option, Fair Market Value on such date shall be the date a notice of exercise is received by the Company, or if not a day on which the market is open, the next day that it is open.
     (s) A termination of employment by an Employee Participant shall be deemed a termination of employment for “Good Reason” as a result of the Participant’s resignation from the employ of the Company or any Subsidiary upon the occurrence of any of the following events following a Change in Control: (a) the failure of the Company or Subsidiary to appoint or re-appoint or elect or re-elect the Employee Participant to the position(s) with the Company or Subsidiary held immediately prior to the Change in Control; (b) a material change in the functions, duties or responsibilities of the Employee Participant compared to those functions, duties or responsibilities in effect immediately prior to the Change in Control; (c) any reduction of the rate of the Employee Participant’s base salary in effect immediately prior to the Change in Control; (d) any failure (other than due to reasonable administrative error that is cured promptly upon notice) to pay any portion of the Employee Participant’s compensation as and when due; (e) any change in the terms and conditions of any compensation or benefit program in which the Employee Participant participated immediately prior to the Change in Control which, either individually or together with other changes, has a material adverse effect on the aggregate value of his total compensation package; or (f) a change in the Employee Participant’s principal place of employment, without his consent, to a place that is at least thirty (30) miles further away from the Employee Participant’s principal residence prior to the Change in Control.
     (t) “Immediate Family Member” means with respect to any Participant: (a) any of the Participant’s children, stepchildren, grandchildren, parents, stepparents, grandparents, spouses, former spouses, siblings, nieces, nephews, mothers-in-law, fathers-in-law, sons-in-law, daughters-in-law, brothers-in-law or sisters-in-law, including relationships created by adoption; (b) any natural person sharing the Participant’s household (other than as a tenant or employee, directly or indirectly, of the Participant); (c) a trust in which any combination of the Participant and persons described in section (a) and (b) above own more than fifty percent (50%) of the beneficial interests; (d) a foundation in which any combination of the Participant and persons described in sections (a) and (b) above control management of the assets; or (e) any other corporation, partnership, limited liability company or other entity in which any combination of the Participant and persons described in sections (a) and (b) above control more than fifty percent (50%) of the voting interests.
     (u) “Incumbent Directors” means:
     (I) the individuals who, on the date hereof, constitute the Board; and
     (II) any new Director whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended: (a) by the vote of at least two-thirds (2/3)

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of the Whole Board, with at least two-thirds of the Incumbent Directors then in office voting in favor of such approval or recommendation; or (b) by a Nominating Committee of the Board whose members were appointed by the vote of at least two-thirds (2/3) of the Whole Board, with at least two-thirds of the Incumbent Directors then in office voting in favor of such appointments
     (v) “Involuntary Termination of Employment” means the Termination of Service by the Company or Subsidiary (other than a termination for Cause) or termination of employment by a Participant Employee for Good Reason.
     (w) “ISO” has the meaning ascribed to it in Section 2.1(a).
     (x) “MHC” means Northfield Bancorp, MHC.
     (y) “Non-Qualified Option” means the right to purchase shares of Stock that is either (i) granted to a Participant who is not an Employee, or (ii) granted to an Employee and either is not designated by the Committee to be an ISO or does not satisfy the requirements of Section 422 of the Code.
     (z) “Participant” means any individual who has received, and currently holds, an outstanding Award under the Plan.
     (aa) “Potential Change in Control” means:
     (I) the public announcement by any Person of an intention to take or to consider taking actions which, if consummated, would constitute a Change in Control; or
     (II) one or more transactions, events or occurrences that result in a change in control of the Company or any Subsidiary within the meaning of the Home Owners’ Loan Act, as amended, and the applicable rules and regulations promulgated thereunder, as in effect at the time of the Change in Control; or
     (III) a proxy statement soliciting proxies from stockholders of the Company is filed or distributed, seeking stockholder approval of a plan of reorganization, merger, consolidation or similar transaction involving the Company and one or more other entities, but only if such plan of reorganization, merger, consolidation or similar transaction has not been approved by the vote of at least two-thirds (2/3) of the Whole Board, with at least two-thirds (2/3) of the Incumbent Directors then in office voting in favor of such plan of reorganization, merger, consolidation or similar transaction.
     (bb) “Restricted Stock” has the meaning ascribed to it in Section 2.3.
     (cc) “Restricted Stock Unit” has the meaning ascribed in Section 2.4.
     (dd) “Retirement” means, unless otherwise specified in an Award Agreement, retirement from employment as an Employee on or after the attainment of age 65 with fifteen (15) years of service to the Company or any of its Subsidiaries, provided, however, that unless otherwise specified in an Award Agreement, an Employee who is also a Director shall not be deemed to have terminated due to Retirement until both Service as an Employee and Service as a Director has ceased. Years of employment as an Employee and Service as a Director shall be aggregated for the purposes of this definition for any years of employment as an Employee or Service as a Director that did not occur simultaneously. A non-Employee Director will be deemed to have terminated due to Retirement under the provisions of this Plan only if the non-Employee Director has terminated Service on the Board(s) of Directors of the Company and any Subsidiary or affiliate in accordance with applicable Company policy, following the provision of written notice to such Board(s) of Directors of the non-Employee Director’s intention to retire. A non-Employee Director who terminates Service as a Director but who continues to serve as a director emeritus or advisory director shall not be deemed to have retired or otherwise terminated due to Retirement until both Service as a Director and Service as a director emeritus or advisory director has terminated.

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     (ee) “SAR” has the meaning ascribed to it in Section 2.1(b).
     (ff) “SEC” means the United States Securities and Exchange Commission.
     (gg) “Securities Act” means the Securities Act of 1933, as amended from time to time.
     (hh) “Service” means service as an Employee, service provider, or non-employee Director of the Company or a Subsidiary, as the case may be, and shall include service as a director emeritus or advisory director.
     (ii) “Stock” means the common stock of the Company, $0.01 par value per share.
     (jj) “Stock Option” means an ISO or a Non-Qualified Option.
     (kk) “Subsidiary” means any corporation, affiliate, bank or other entity which would be a subsidiary corporation with respect to the Company as defined in Code Section 424(f) and, other than with respect to an ISO, shall also mean any partnership or joint venture in which the Company and/or other Subsidiary owns more than fifty percent (50%) of the capital or profits interests.
     (ll) “Termination of Service” means the first day occurring on or after a grant date on which the Participant ceases to be an Employee or Director of, or service provider to, the Company or any Subsidiary, regardless of the reason for such cessation, subject to the following:
     (I) The Participant’s cessation as an Employee or service provider shall not be deemed to occur by reason of the transfer of the Participant between the Company and a Subsidiary or between two Subsidiaries.
     (II) The Participant’s cessation as an Employee or service provider shall not be deemed to occur by reason of the Participant’s being on a bona fide leave of absence from the Company or a Subsidiary approved by the Company or Subsidiary otherwise receiving the Participant’s Services, provided such leave of absence does not exceed six months, or if longer, so long as the Employee retains a right to reemployment with the Company or Subsidiary under an applicable statute or by contract. For these purposes, a leave of absence constitutes a bona fide leave of absence only if there is a reasonable expectation that the Employee will return to perform Services for the Company or Subsidiary. If the period of leave exceeds six months and the Employee does not retain a right to reemployment under an applicable statute or by contract, the employment relationship is deemed to terminate on the first day immediately following such six month period. For purposes of this sub-section (ll), to the extent applicable, an Employee’s leave of absence shall be interpreted by the Committee in a manner consistent with Treasury Regulation Section 1.409A-1(h)(1).
     (III) If, as a result of a sale or other transaction, the Subsidiary for whom Participant is employed (or to whom the Participant is providing Services) ceases to be a Subsidiary, and the Participant is not, following the transaction, an Employee of the Company or an entity that is then a Subsidiary, then the occurrence of such transaction shall be treated as the Participant’s Termination of Service caused by the Participant being discharged by the entity for whom the Participant is employed or to whom the Participant is providing Services.
     (IV) A service provider whose Services to the Company or a Subsidiary are governed by a written agreement with the service provider will cease to be a service provider at the time the term of such written agreement ends (without renewal); and a service provider whose Services to the Company or a Subsidiary are not governed by a written agreement with the service provider will cease to be a service provider on the date that is ninety (90) days after the date the service provider last provides Services requested by the Company or any Subsidiary (as determined by the Committee).
     (V) Except to the extent Section 409A of the Code may be applicable to an Award, and subject to the foregoing paragraphs of this sub-section (ll), the Committee shall have discretion to

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determine if a Termination of Service has occurred and the date on which it occurred. In the event that any Award under the Plan constitutes Deferred Compensation (as defined in Section 2.7 hereof), the term Termination of Service shall be interpreted by the Committee in a manner consistent with the definition of “Separation from Service” as defined under Code Section 409A and under Treasury Regulation Section 1.409A-1(h)(ii). For purposes of this Plan, a “Separation from Service” shall have occurred if the Bank and Participant reasonably anticipate that no further Services will be performed by the Participant after the date of the Termination of Service (whether as an employee or as an independent contractor) or the level of further Services performed will be less than 50% of the average level of bona fide Services in the 36 months immediately preceding the Termination of Service. If a Participant is a “Specified Employee,” as defined in Code Section 409A and any payment to be made hereunder shall be determined to be subject to Code Section 409A, then if required by Code Section 409A, such payment or a portion of such payment (to the minimum extent possible) shall be delayed and shall be paid on the first day of the seventh month following Participant’s Separation from Service.
     (VI) With respect to a Participant who is a director, cessation as a Director will not be deemed to have occurred if the Participant continues as a director emeritus or advisory director.
     (mm) “Voting Securities” means any securities which ordinarily possess the power to vote in the election of directors without the happening of any pre-condition or contingency.
     (nn) “Whole Board” means the total number of Directors that the Company would have if there were no vacancies on the Board at the time the relevant action or matter is presented to the Board for approval.
     Section 8.2 In this Plan, unless otherwise stated or the context otherwise requires, the following uses apply:
     (a) actions permitted under this Plan may be taken at any time and from time to time in the actor’s reasonable discretion;
     (b) references to a statute shall refer to the statute and any successor statute, and to all regulations promulgated under or implementing the statute or its successor, as in effect at the relevant time;
     (c) in computing periods from a specified date to a later specified date, the words “from” and “commencing on” (and the like) mean “from and including,” and the words “to,” “until” and “ending on” (and the like) mean “to, but excluding”;
     (d) references to a governmental or quasi-governmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of the agency, authority or instrumentality;
     (e) indications of time of day mean New Jersey time;
     (f) “including” means “including, but not limited to”;
     (g) all references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Plan unless otherwise specified;
     (h) all words used in this Plan will be construed to be of such gender or number as the circumstances and context require;
     (i) the captions and headings of articles, sections, schedules and exhibits appearing in or attached to this Plan have been inserted solely for convenience of reference and shall not be considered a part of this Plan nor shall any of them affect the meaning or interpretation of this Plan or any of its provisions;

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     (j) any reference to a document or set of documents in this Plan, and the rights and obligations of the parties under any such documents, shall mean such document or documents as amended from time to time, and any and all modifications, extensions, renewals, substitutions or replacements thereof; and
     (k) all accounting terms not specifically defined herein shall be construed in accordance with GAAP.
* * * * *

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REVOCABLE PROXY
NORTHFIELD BANCORP, INC.
SPECIAL MEETING OF STOCKHOLDERS
December 17, 2008
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
     The undersigned hereby appoints the full Board of Directors, with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of Northfield Bancorp, Inc. which the undersigned is entitled to vote at the Special Meeting of Stockholders to be held at the Woodbridge Hotel & Conference Center, located at 515 Route 1 South & Gill Lane, Iselin, New Jersey 08830 at 4:00 p.m. (local time) on December 17, 2008. The official proxy committee is authorized to cast all votes to which the undersigned is entitled as follows:

		FOR	AGAINST	ABSTAIN

1.	The approval of the Northfield Bancorp, Inc. 2008 Equity Incentive Plan.	☐	☐	☐
The Board of Directors recommends a vote “FOR” the listed proposal.
THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSAL STATED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, THIS PROXY WILL BE VOTED BY THE ABOVE-NAMED PROXIES AT THE DIRECTION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING.

Dated: , 2008	☐	Please Check Box if You Plan to Attend the Special Meeting

Stockholder sign above
     Should the signatory be present and elect to vote at the special meeting or at any adjournment thereof and after notification to the Secretary of Northfield Bancorp, Inc. at the special meeting of the stockholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of Northfield Bancorp, Inc. at the address set forth on the Notice of Special Meeting of Stockholders, or by the filing of a later proxy prior to a vote being taken on a particular proposal at the special meeting.
     The signatory acknowledges receipt from Northfield Bancorp, Inc. prior to the execution of this proxy of notice of the special meeting and a proxy statement dated November 12, 2008.
     Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. Only one signature is required if shares are held jointly.
Please act promptly
Sign, date & mail your proxy card today